(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

LOOP INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Loop Industries, Inc.

480 Fernand-Poitras Terrebonne,

Quebec, Canada, J6Y 1Y4

__________________

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2019 Annual Meeting of Stockholders (the ‘‘2019 Annual Meeting’’) of Loop Industries, Inc. (the ‘‘Company’’) will be held at Sheraton Laval Hotel, 2440 Laurentian Autoroute, Laval, QC, H7T 1X5, Canada, on June 27, 2019 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect three members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020;

(3)	To amend the 2017 Equity Incentive Plan to increase the share reserve;

(4)	To hold an advisory vote on executive compensation;

(5)	To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held; and

(6)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will be using the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. Pursuant to these rules, instead of mailing a printed copy of our proxy materials to each stockholder we have elected to provide access to our proxy materials over the Internet. Accordingly, with the exception of certain requesting stockholders who will receive printed copies of our proxy materials by mail, stockholders of record will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2019 Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about May 10, 2019.

The Board of Directors has fixed the close of business on May 2, 2019 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the 2019 Annual Meeting will be available at the meeting being held at Sheraton Laval Hotel, 2440 Laurentian Autoroute, Laval, QC, H7T 1X5, Canada and for ten days prior to the 2019 Annual Meeting.

Our Annual Report on Form 10-K for the fiscal year ended February 28, 2019 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement for further information with respect to the business to be transacted at the 2019 Annual Meeting.

By Order of the Board of Directors,

Nelson Gentiletti
Secretary

Terrebonne, Quebec

May 10, 2019

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PROXY STATEMENT

 _____________________

ANNUAL MEETING OF STOCKHOLDERS

June 27, 2019

 _____________________

This Proxy Statement is furnished in connection with the solicitation by Loop Industries, Inc. (the ‘‘Company’’) on behalf of the Board of Directors (the ‘‘Board’’ or the ‘‘Board of Directors’’) of proxies for use at our 2019 Annual Meeting of Stockholders to be held on June 27, 2019 at Sheraton Laval Hotel, 2440 Laurentian Autoroute, Laval, QC, H7T 1X5, Canada (the ‘‘2019 Annual Meeting’’). We intend to mail and make available this Proxy Statement and the accompanying form of proxy to stockholders on or about May 10, 2019.

EXPLANATORY NOTES

All monetary amounts shown in this Proxy Statement are expressed in United States dollars, unless otherwise expressly noted. Canadian dollars are referred to as ‘‘CAD’’. In various places throughout this proxy, we have assumed an exchange rate to convert any Canadian dollars into U.S. dollars of $1.00 CAD = $0.76 U.S., which was the average exchange rate for fiscal 2019. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this proxy could have been converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

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VOTING RIGHTS

Each share of our common stock, par value $0.0001 per share (the “Common Stock”), entitles the holder thereof to one vote on matters to be acted upon at the 2019 Annual Meeting, including the election of directors. Votes cast in person or by proxy at the 2019 Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (i) “FOR” the election of all of the director nominees as described in Proposal One; (ii) “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two; (iii) “FOR” the approval of the amendment to our 2017 Equity Incentive Plan to increase the number of shares available thereunder as described in Proposal Three; (iv) “FOR” the approval of the advisory resolution relating to our executive compensation as described in Proposal Four; (v) “EVERY YEAR” for the frequency of the advisory vote on executive compensation as described in Proposal Four; and (vi) if any other business is properly brought before the 2019 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the discretion of the persons voting such proxies. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the 2019 Annual Meeting. In general, Nevada law and our By-laws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy but not entitled to vote, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on May 2, 2019 have the right to receive notice of and to vote at the 2019 Annual Meeting. On May 2, 2019, we had issued and outstanding 34,875,032 shares of Common Stock.

PROXIES

Proxies for use at the 2019 Annual Meeting are being solicited by the Company from our stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the 2019 Annual Meeting and the election to vote in person. Attendance at the 2019 Annual Meeting will not by itself constitute the revocation of a proxy.

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STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2020 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by us no later than Friday, January 17, 2020 in order to be included in our proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for our 2020 Annual Meeting of Stockholders that is not to be included in our proxy statement and form of proxy relating to the meeting must be received by us no earlier than Monday, March 4, 2020 and no later than Wednesday, April 3, 2020. Our By-laws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Loop Industries, Inc., 480 Fernand-Poitras Terrebonne, Quebec, Canada J6Y 1Y4, Attention: Chief Financial Officer. Further, our Amended and Restated By-laws dated as of April 4, 2018 (the “By-laws”) were filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2018 and may be accessed through the SEC’s website at www.sec.gov/edgar. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. We are required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

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PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2019 Annual Meeting, three directors will be elected to the Board by the common stockholders. The Board of Directors has approved Jay Stubina, Laurence Sellyn and Sidney Horn as nominees for election at the 2019 Annual Meeting. Shaun Higgins, a current director, and Leslie Murphy, a current director and chairman of the Audit Committee and the Compensation Committee of the Board, will not stand for reelection to the Board at the Annual Meeting and will retire from the board at the end of their respective terms as directors. Immediately prior to the 2019 Annual Meeting, we also expect that Daniel Solomita will be elected to the Board upon the affirmative vote of the sole holder of our Series A Preferred Stock, resulting in a total of four directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them FOR the nominees named below, all of whom are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The following table sets forth, as of February 28, 2019, the names and ages of our directors and the principal offices and positions held by each person:

Name	Age	Title
Daniel Solomita	43	Chairman of the Board of Directors, Chief Executive Officer, and President
Shaun Higgins(1)	69	Director
Leslie Murphy(1)	67	Director, Chairman of the Audit Committee, Chairman of the Compensation Committee
Jay Stubina	58	Director
Laurence Sellyn	69	Lead Independent Director, Chairman of the Nominating and Corporate Governance Committee
Sidney Horn(2)	68	Director

____________

(1)	Mr. Higgins and Ms. Murphy will not stand for re-election to our Board at the Annual Meeting.
(2)	Mr. Horn was appointed as a director on December 14, 2018

Information Regarding Director to Be Elected by Holder of Our Series A Preferred Stock

Daniel Solomita, 43, has served as President and Chief Executive Officer and Chairman of the Board of Directors of Loop Industries since 2015. Mr. Solomita is also the Founder of the Company and the chief architect of the Company’s growth strategy and mission to disrupt the global plastics industry. As such, the Board of Directors considers Mr. Solomita as fully qualified to sit as Chairman of the Board of Directors. Mr. Solomita also served as the President, Secretary, Treasurer and sole Director of Loop Holdings, Inc., a wholly-owned subsidiary, from 2014 to March 2017, when Loop Holdings, Inc. merged with and into our Company. Prior to founding Loop, Mr. Solomita focused his business career on the circular economy, developing Polyamide landfill remediation projects across North America. From 2010 until 2014, Mr. Solomita served as board member and as President of Dragon Polymers, a company which operated as a nylon recycling business (currently doing business as Lead Innovation Corporation, OTC:LEIC). Mr. Solomita is a director and President of 8198381 Canada Inc., a company which also operated a nylon recycling business and is no longer operational. Mr. Solomita attended Dawson College, in Quebec, Canada, where he obtained a Diploma of College Studies in Business Administration in 1996. Mr. Solomita also has held a certification as a Microsoft Certified Solutions expert since 1998.

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Information Regarding the Nominees for Election as Directors

Jay Stubina, 58, has served as a member of our Board of Directors since 2016. In 1998, Mr. Stubina co-founded Continent8 Technologies, where he is currently responsible for company operations and sales. Continent8 Technologies operates data centers in Europe, North America and Asia. Mr. Stubina holds a Bachelor of Commerce degree, with a major in Accountancy, from Concordia University, of Montreal, Canada. Mr. Stubina obtained a Chartered Accountant certificate from McGill University, and maintains a Chartered Professional Accountant license in Canada. Mr. Stubina serves on our Audit and Compensation Committees. His experience running a business from 1998 to the present gives him the experience to be a valuable member of our Compensation Committee, and his experience serving as CFO of a real estate company from 1989-1998 gives him the experience necessary to be a valuable member of our Audit Committee. Mr. Stubina’s knowledge of and experience in finance, technology implementation in businesses and data management led to our conclusion that he should serve as a director in light of our business and structure.

Laurence Sellyn, 69, has served as a member of our Board of Directors since April 2018. Mr. Sellyn retired at the end of 2015 from a career in leadership roles in the management of public companies and is now active as a corporate director and as an advisor and consultant to entrepreneurial CEOs. He provides consulting services through his consulting firm, Par Seven Advisors Inc. Mr. Sellyn was Executive Vice-President, Chief Financial and Administrative Officer of Gildan Activewear Inc. from April 1999 until August 2015. From 1992 until 1999 he was Chief Financial Officer and Senior Vice President of Finance and Corporate Development of Wajax Inc. Previously Mr. Sellyn held successive positions of increasing responsibility at Domtar Inc., including serving as Corporate Controller from 1987 until 1991. Since 2013, Mr. Sellyn has served on the Board of Cascades Inc. (TSX: CAS), where he is Chair of the Corporate Governance and Nominating Committee and a member of the Audit and Finance Committee. He served as a Director and Lead Independent Director of Noble Iron Inc. (TSXV: NIR) from August 4, 2014 to August 11, 2016. Mr. Sellyn is a U.K. Chartered Accountant and holds a Master’s degree in Modern Languages and Literature from Oxford University. Mr. Sellyn has also been active on charitable and not-for- profit boards. Mr. Sellyn was elected as Lead Independent Director of Loop on April 4, 2018 and as Chair of the Corporate Governance Committee on May 11, 2018. Mr. Sellyn is considered by the Board to be fully qualified for these roles due to his experience in corporate finance and corporate governance as a senior executive and director of public companies and his history working with founding entrepreneurs.

Sidney M. Horn, 68, has served as a member of our Board of Directors since December 2018. Mr. Horn is currently a senior counsel at Stikeman Elliott LLP, where he was a partner until May 2017. Mr. Horn has been a member of the board of directors of Genworth MI Canada Inc. since July 2009 and provides guidance on executive compensation and board governance matters. Mr. Horn holds a Bachelor of Arts degree, with a major in Economics from McGill University, an MBA degree from Columbia University, a Bachelor of Civil Law degree from McGill University and a Bachelor of Laws degree from McGill University. Mr. Horn’s knowledge of and experience in finance and his experience in corporate governance led to our conclusion that he should serve as a director in light of our business and structure.

Information Regarding Directors Not Standing for Re-election

Shaun Higgins, 69, has served as a member of our Board of Directors since October 2017. Mr. Higgins is the former President of Coca Cola Enterprises Europe. After retiring in 2008, he has sat on a number of private and non- profit boards; served as an executive coach to senior corporate leaders, with a focus on early stage companies; and worked as a beverage industry consultant to hedge funds and private equity groups. Mr. Higgins has over thirty years of global experience in the beverage industry, and five years’ experience in public accounting at Ernst & Young. He served in a number of senior level positions in the Coca Cola system, including President and Chief Operating Officer of Coca Cola Canada, Chief Strategist and Planning Officer, and Chief Financial Officer of Coca Cola Enterprises. Mr. Higgins served on the Board and the Compensation and Governance Committees of ARYZTA AG, a Swiss public company, from 2011 to 2016. He received a BBA degree in Public Accounting from Pace University, and is a Certified Public Accountant and Fellow of the National Association of Corporate Directors.

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Leslie Murphy, 67, has served as a member of our Board of Directors since 2017. Ms. Murphy currently serves as President and CEO of Murphy Consulting, Inc., a consulting firm specializing in corporate governance, enterprise risk management, culture enhancement and staff retention, where she has worked since January 2008. Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, PLLC, a major independent registered public accounting firm. Ms. Murphy holds a BBA in Accounting from University of Michigan, and also serves on the Boards of Directors of publicly-traded Kelly Services, Inc. (Nasdaq:KELYA, KELYB) and Detroit Legal News (OTC:DTRL), and on the board of two private companies and several non-profit entities. Ms. Murphy is also a Board Leadership fellow with the NACD, a member of NACD’s Advisory Councils on Audit Committee Issues and Risk Oversight and a member of the AICPA Governing Council. The Board has determined that Ms. Murphy qualifies as an ‘‘audit committee financial expert’’ within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee and the Compensation Committee. Ms. Murphy’s analytical capability, understanding of the economics and strategic elements of business, and her expertise in audit, compensation and enterprise risk management are especially valuable to the Board.

Required Vote & Recommendation of the Board

The nominees receiving a greater number of affirmative votes FOR his or her election than votes AGAINST his or her election shall be elected as directors. Unless marked to the contrary, proxies received will be voted ‘‘FOR’’ for each of the Board’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE ‘‘FOR’’ FOR EACH OF THE BOARD’S NOMINEES ON THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

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CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of 13 meetings (including regular and special meetings) during the fiscal year ended February 28, 2019. Each director attended all of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.

Controlled Company Status

Our shares of Common Stock are listed on the Nasdaq Stock Market. Nasdaq requires all of its listed companies to be in compliance with Nasdaq’s standards of corporate governance set forth in the Nasdaq Marketplace Rules (the ‘‘Nasdaq CG Rules’’), with certain exceptions. Companies that qualify as a ‘‘controlled company’’ within the meaning of the Nasdaq CG Rules can elect not to comply with certain Nasdaq CG Rules, or can choose to comply with these rules despite the presence of an exemption. Under Nasdaq CG Rules, “controlled companies” may elect not to comply with certain Nasdaq CG Rules, including:

•	requirements relating to oversight of director nominations, including having a nominating committee be composed entirely of independent directors;

•	requirements relating to oversight of executive compensation, including that having a compensation committee that is composed entirely of independent directors; and

•	the requirement that a majority of the members of the Board be independent.

As of February 28, 2019, Mr. Daniel Solomita controls a majority of the voting power of our outstanding Common Stock. Therefore, we qualify as a ‘‘controlled company’’ within the meaning of the Nasdaq CG Rules, and are not required to follow any of the above three Nasdaq CG Rules. We do not currently utilize the second and third exemptions, and we did not utilize them at any point in fiscal year 2019. We utilized the first of these exemptions until May of 2018, when we formed a Nominating and Corporate Governance Committee comprised entirely of Independent Directors that meet the applicable Nasdaq and SEC independence standards. Therefore, we did not utilize any of these exemptions for the remainder of fiscal year 2019 after May of 2018 and we do not anticipate utilizing any of these exemptions for fiscal year 2020. The ‘‘controlled company’’ exception does not modify audit committee requirements of Rule 10A-3 under the Exchange Act and Nasdaq CG Rules or the requirement to have regularly scheduled Board meetings at which only independent Directors attend.

Board Independence

The Board of Directors has determined that all directors standing for election, Laurence Sellyn. Jay Stubina and Sidney Horn, qualify as independent directors. We evaluated independence in accordance with the applicable Nasdaq Stock Market rules.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive Officer. This is because of the unique role played by Daniel Solomita as the Founder, Chief Executive Officer and majority shareholder of the Company. The Board believes that Mr. Solomita is best situated to serve as Chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer, in the current circumstances of the Company, facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Laurence Sellyn as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the Chief Executive Officer on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the Chief Executive Officer present.

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Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter, which is reviewed annually. All members of the committees are appointed by the Board of Directors, and meet the independence requirements of the respective committees on which they serve. The Nomination and Corporate Governance Committee recommends the composition of the Audit Committee and the Compensation Committees after the election of directors is approved by the shareholders, for approval by the Board.

The Company is in the process of implementing a succession plan for the transition in its board of directors and expects to announce two new appointments during the 2019 calendar year.

Audit Committee

The Audit Committee consists of Ms. Murphy (Chair), Mr. Higgins and Mr. Stubina, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the Nasdaq Stock Market. Ms. Murphy and Mr. Higgins served on our Audit Committee until their resignation from the Audit Committee and from the Board effective as of this meeting. The Audit Committee held four meetings during the fiscal year ended February 28, 2019. Following the annual meeting of shareholders, the Audit Committee will consist of Mr. Sellyn, Mr. Stubina and Mr. Horn, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the Nasdaq Stock Market. Mr. Sellyn will serve as Interim Chair of the Audit Committee.

The Board of Directors has determined that Mr. Sellyn is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Mr. Sellyn’s relevant experience includes 23 years of service as a Chief Financial Officer, first at Wajax Inc. from 1992 until 1999, and then at Gildan Activewear Inc. from 1999 until his retirement in 2015. He is also a U.K. Chartered Accountant.

As part of our Board succession plan, Willy Kruh has accepted our invitation to join the Board and Chair the Audit Committee effective October 1, 2019 following that date of his retirement from KPMG. Mr. Kruh is a Chartered Accountant who serves as the Global and Canadian Chair of KPMG's Consumer & Retail practice, which serves and advises KPMG’s worldwide clients in the Retail, Food, Drink and Consumer Goods sectors. Mr. Kruh also serves as Partner-in-Charge of KPMG in Canada’s High Growth Markets practice. Effective on October 1, 2019, Mr. Kruh will retire and leave all of his positions at KPMG. Mr. Kruh holds a Bachelor of Arts degree with a major in Economics from the University of Toronto and an MBA degree from York University Schulich School of Business. Mr. Kruh obtained a Chartered Accountant certificate from Institute of Chartered Accountants of Ontario and maintains a Chartered Professional Accountant license in Canada. Mr. Kruh’s experience as a longstanding auditor and strategic trusted advisor to senior management of some of the top global consumer and retail companies and brands, as well as his leadership to KPMG professionals in almost 200 countries, positions him to be a valuable member of our Board as we pursue our long term strategic plan.

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The Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and also assists the Board in monitoring our financial systems and legal and regulatory compliance. In accordance with the written Audit Committee Charter, the responsibilities of the Audit Committee include, among other things:

•

appointing, determining the compensation of, retaining and overseeing the work of our registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

•	pre-approval of auditing and permissible non-audit services, and the terms of such services, to be provided by the independent registered public accounting firm;

•

evaluating the independence, qualifications and performance of our registered public accounting firm, including an annual review of a written report by our independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•

reviewing our financial statements, including meeting with management and our independent registered public accounting firm to review and discuss our annual audited financial statements, quarterly financial statements, and related disclosures;

•	reviewing, approving, and monitoring related party transactions involving directors or executive officers;

•

addressing complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by our employees of concerns regarding questionable account or auditing matters;

•

periodically reviewing and meeting with management and the independent auditor to discuss the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and reports regarding compliance with applicable laws, regulations and internal compliance programs;

•

meeting with management and, as appropriate, the independent auditors, to discuss the adequacy and effectiveness of our policies and practices regarding information technology risk management and the internal controls related to cybersecurity;

•	overseeing management’s processes for identifying, monitoring and addressing enterprise risks; and

•

reporting to the Board, including, among other things, any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, and the performance of the Audit Committee itself.

The Audit Committee Report is included in this proxy statement. In addition, the Board adopted a Charter for the Audit Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/loop_audit_committee_charter.pdf

Compensation Committee

The Compensation Committee consists of Ms. Murphy (Chair), Mr. Higgins and Mr. Stubina. Ms. Murphy and Mr. Higgins served on the Committee until their resignation from the Compensation Committee and from the Board effective as of this meeting. The Compensation Committee held four meetings during the fiscal year ended February 28, 2019. Following the annual meeting of shareholders Mr. Sellyn and Mr. Stubina will serve on the Compensation Committee, each of whom is (i) independent within the meaning of the listing standards of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act. Mr. Sellyn will serve as Chair of the Compensation Committee.

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The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

•

establishing and periodically reviewing a general compensation strategy for the Company and its subsidiaries and overseeing the development and implementation of our compensation plans to ensure they are consistent with the general compensation strategy;

•	reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company;

•	administering our equity-based plans;

•	periodically reviewing and recommending the compensation of our chief executive officer and other executive officers to the Board for its approval;

•

periodically reviewing and recommending the compensation to be paid for service on the Board and Board committees and for service as a chairperson of a Board committee and as lead independent director;

•	periodically reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	periodically evaluating the performance of our chief executive officer in light of such corporate goals;

•	oversight of regulatory compliance with respect to compensation matters affecting us;

•	conducting and presenting to the Board an annual self-performance evaluation of the Compensation Committee; and

•

reviewing and recommending to the Board our submissions to stockholders on executive compensation matters and considering the results of stockholder advisory votes on executive compensation matters and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of any such vote.

The Board adopted a written charter for the Compensation Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/LoopCompensationCommittee.pdf.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Sellyn (Chair), Ms. Murphy, and Mr. Higgins. Ms. Murphy and Mr. Higgins served on our Nominating and Governance Committee until their resignation from the Nominating and Governance Committee on from the Board effective as of this meeting. The Nominating and Governance Committee held two meetings during the fiscal year ended February 28, 2019. Following the annual meeting of shareholders Mr. Horn and Mr. Sellyn will serve on the Nominating and Governance Committee, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the Nasdaq Stock Market. Mr. Horn will serve as the Chair of the Nominating and Governance Committee.

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The Nominating and Governance Committee considers and periodically reports to the full Board on matters relating to the governance of the Board. The Nominating and Governance Committee is responsible for, among other things:

•

reviewing the qualifications of, and recommending to the Board, proposed nominees for election to the Board, Board composition, and appointment to committees of the Board, consistent with criteria approved by the Board and subject to any commitments made by the Corporation by contract or in its certificate of incorporation;

•	developing, evaluating and recommending to the Board corporate governance practices applicable to the Company;

•	leading the Board in its annual performance review of the Board, its committees and their respective effectiveness and

•	assisting management to organize appropriate orientation for new directors.

The Board of Directors adopted a written charter for the Nominating and Governance Committee in May 2018, a copy of which is available under Corporate Governance Documents in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Nominating-and-Corporate-Governance-Committee-Charter.pdf

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating and Governance Committee as described below under ‘‘Identifying and Evaluating Nominees for Directors.’’ Any stockholder nominations must comply with the requirements of our By-laws and should include disclosure about whether the nominating shareholder or any member of a nominating shareholder group has been involved in any legal proceeding during the past ten years, as specified in Item 401(f) of Regulation S-K, all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the Nevada Revised Statutes exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under ‘‘Stockholder Proposals’’ above and addressed to: Loop Industries, Inc., Attention: Chief Operating and Chief Financial Officer, 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating and Governance Committee shall direct the recommendation in writing to Loop Industries, Inc., Attention: Chief Operating and Chief Financial Officer, 480 Fernand-Poitras Terrebonne, Quebec, Canada J6Y 1Y4, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of our Common Stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Nominating and Governance Committee also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

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Identifying and Evaluating Nominees for Directors

Under the Nasdaq CG Rules, we are not required to maintain a nominating committee. Instead, our entire Board was responsible for recommending director candidates for election until we formed a Nominating and Governance Committee in May 2018. This was appropriate, in the opinion of the Board, because we are a ‘‘controlled company’’ under Nasdaq CG Rules, as a single investor, Daniel Solomita, holds over 50% of our outstanding Common Stock and the sole outstanding share of our Series A Preferred Stock and effectively controls the election of our directors through his effective voting control of the Company and his ability to designate a majority of the directors nominated to serve on our Board. Our Series A Preferred Stock has special rights that are set forth in our 10-K for fiscal year 2019, filed with the SEC on May 3, 2019. Prior to having a nominating committee, our Board authorized and directed all of the independent directors to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the Board, rather than by charter.

Prior to the formation of the Nominating and Governance Committee in May 2018, the Board had been identifying and evaluating nominees for our Board. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee will review properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings. We held our annual meeting on June 28, 2018, the 2018 annual meeting, and all of our directors attended the meeting. At the 2018 annual meeting, our stockholders took the following actions: (1) appointed, ratified, and confirmed Shaun Higgins, Leslie Murphy, Laurence Sellyn and Jay Stubina to serve as members of the Board; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019; (3) approved the proposal for advisory approval of the Company’s 2018 executive compensation, the say-on-pay vote; and (4) approved an annual advisory vote regarding the frequency of the say-on-pay vote. We filed a Definitive Information Statement on Schedule 14A with the SEC on May 18, 2018 and a Current Report on Form 8-K on June 29, 2018 to document these actions.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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Code of Ethics

On January 25, 2017, our Board approved and adopted a Code of Ethics (the ‘‘Code of Ethics’’) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. A copy of our Code of Ethics is available under Corporate Overview in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Code_of_Ethics.pdf. We will disclose on our website any amendments to or waivers from any provision of the Code of Ethics that applies to any of our directors or executive officers.

Indemnification Agreements

Each of our executive officers and directors has entered into an indemnification agreement, pursuant to which we have agreed to indemnify each such person for claims against each of them that may arise in connection with the performance of their respective duties as an officer or a director.

Rule 10b5-1 Trading Plans

Although no officers of the Company currently have a Rule 10b5-1 stock trading plan in place, officers may choose to enter into such plans from time to time in the future. These plans allow executives to adopt predetermined plans for trading shares of our Common Stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans will be disclosed publicly through Form 4 filings with the SEC.

Board’s Role in Risk Oversight

The Board, and in particular the Audit Committee, has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks that we face. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including investment and foreign currency fluctuation risk mitigation policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from our compensation plans and arrangements. The Nominating and Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and individual directors. The Nominating and Governance Committee also reviews and oversees the Company’s succession planning process for executive officers. These committees provide regular reports—generally on a quarterly basis—to the full Board.

Management has responsibility for the direct management and oversight of legal, financial and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer and General Counsel provide regular reports to the Audit Committee concerning financial, tax and compliance related risks. Management also provides the Audit Committee with periodic reports on our compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and our compensation consultant provide analysis of risks related to our compensation programs and practices to the Compensation Committee.

Compensation Risk Assessment

On May 10, 2018, the Compensation Committee and management considered whether our compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation programs are typical for our industry and companies in similar situations (emerging, pre-revenue and recruiting key executive talent) and that our compensation policies and practices do not create incentives to take excessive or unreasonable risk.

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Role of Compensation Consultant

The Compensation Committee has the authority to engage the services of outside consultants to assist in making decisions regarding the establishment of our compensation programs and philosophy. The Compensation Committee retained Pay Governance, LLC, a national compensation consulting firm, as its compensation consultant to advise the Compensation Committee during the year with respect to non-employee director compensation, potential pay packages for new senior executives, the Chief Executive Officer’s compensation package and assisting with other matters as directed by the Compensation Committee. There is and has been no conflict of interest raised in our hiring of Pay Governance.

Compensation of Non-Employee Directors

The Board approved our Outside Director Compensation Policy in October 2017, which was amended and restated on April 4, 2018, May 11, 2018 and May 2, 2019, to compensate each non-employee director for his or her service (the ‘‘Amended and Restated Outside Director Compensation Policy’’). Our Board has the discretion to revise non-employee director compensation as it deems necessary or appropriate. Under our Amended and Restated Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:

Cash Compensation. All non-employee directors will be entitled to receive the following cash compensation for their services:

•	$15,000 per year for service as chairman of the audit committee;

•	$15,000 per year for service as chairman of the compensation committee;

•	$15,000 per year for service as chairman of the nominating and governance committee;

•	$30,000 per year for service as the lead independent director.

Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each non-employee director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment shall be made no later than thirty (30) days following the end of such immediately preceding fiscal quarter.

Equity Compensation. Nondiscretionary, automatic grants of restricted stock units (“RSUs”) will be made to our non-employee directors on an annual basis as described below.

Annual Awards. Subject to Section 11 of the Amended and Restated Outside Director Compensation Policy, each non-employee director automatically will be granted a Restricted Stock Unit Award (an ‘‘Annual Award’’) with a Value of $150,000, provided that the number of Shares covered by each Annual Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each annual meeting of stockholders (each, an ‘‘Annual Meeting’’), beginning with the first Annual Meeting following October 16, 2017; provided that any non-employee director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual Award with respect to such Annual Meeting. Subject to Sections 5 and 14 of the Amended and Restated Outside Director Compensation Policy, each Annual Award will vest as to 100% of the Shares subject thereto on the day prior to our next Annual Meeting occurring after the grant date, provided that the non-employee director continues to serve as a non-employee director through the applicable vesting date. As at May 2, 2019, we have amended our Amended and Restated Outside Director Compensation Policy so that each Annual Award will vest as to 100% of the Shares subject thereto upon the earlier of the one (1) year anniversary of the grant date or on the day prior to our next Annual Meeting occurring after the grant date, in each case, provided that the non-employee director continues to serve as a non-employee director through the applicable vesting date.

Consistent with the previous paragraph, an Annual Award was granted to each non-employee director for 2019 (the ‘‘2019 Annual Award’’). The 2019 Annual Award will vest as to 100% of the Shares on June 28, 2019, provided that the non-employee director continues to serve as such through the applicable vesting date. ‘‘Value’’ for this purpose means, with respect to a full value award, the average of the closing trading prices of a Share for the 30-trading days ending on the trading day prior to the grant date.

Travel Expenses. Each non-employee director’s reasonable, customary and properly documented travel expenses to attend Board meetings will be reimbursed by the Company.

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Fiscal 2019 Non-Employee Director Compensation Table

The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended February 28, 2019:

Name and Principal Position	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Shaun Higgins	-	150,000	-	-	-	-	150,000
Jay Stubina	-	150,000	-	-	-	-	150,000
Leslie Murphy	30,000	150,000	-	-	-	-	180,000
Laurence Sellyn(1)	45,000	211,600	-	-	-	-	256,600
Sidney Horn(2)	-	81,000	-	-	-	-	81,000

_____________

(1)

In connection with his appointment to the Board as Lead Independent Director, Mr. Sellyn received a special one-time grant of 25,000 RSUs, which will vest over five years in equal tranches on each anniversary of the grant.

(2)

In connection with his appointment on December 14, 2019 to the Board, Mr. Horn received a grant of 10,205 RSUs, which will vest in full on June 28, 2019, subject to continued service as Director through the vesting date.

Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2019, Daniel Solomita, one of our directors, also has been serving as one of our employees. See ‘‘Executive Compensation—Fiscal 2018 Summary Compensation Table’’ for additional information about the compensation for Mr. Solomita.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of February 28, 2019. Our executive officers are appointed by, and serve at the discretion of, our Board. Each of our executive officers holds office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with our By-laws, absent an employment agreement. There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Daniel Solomita	43	President, Chief Executive Officer and Chairman of the Board of Directors
Nelson Gentiletti(1)	57	Chief Operating and Chief Financial Officer, Treasurer, and Secretary
Nelson Switzer	45	Chief Growth Officer

_______

(1)	On January 1, 2019, Nelson Gentiletti joined the Company as Chief Operating Officer and Chief Financial Officer. Prior to his departure on December 6, 2018, Mr. Frank Zitella served as our Chief Financial Officer and Treasurer. Prior to her departure on February 1, 2019, Ms. Antonella Penta served as our Secretary. On May 2, 2019, Mr. Gentiletti was appointed as our Treasurer and Secretary.

Daniel Solomita, 43, has served as President and Chief Executive Officer and Chairman of the Board of Directors of Loop Industries since 2015. Mr. Solomita is also the Founder of the Company and the chief architect of the Company’s growth strategy and mission to disrupt the global plastics industry. As such, the Board of Directors considers Mr. Solomita as fully qualified to sit as Chairman of the Board of Directors. Mr. Solomita also served as the President, Secretary, Treasurer and sole Director of Loop Holdings, Inc., a wholly-owned subsidiary, from 2014 to March 2017, when Loop Holdings, Inc. merged with and into our Company. Prior to founding Loop, Mr. Solomita focused his business career on the circular economy, developing Polyamide landfill remediation projects across North America. From 2010 until 2014, Mr. Solomita served as board member and as President of Dragon Polymers, a company which operated as a nylon recycling business (currently doing business as Lead Innovation Corporation, OTC:LEIC). Mr. Solomita is director and President of 8198381 Canada Inc., a company which also operated a nylon recycling business and is no longer operational. Mr. Solomita attended Dawson College, in Quebec, Canada, where he obtained a Diploma of College Studies in Business Administration in 1996. Mr. Solomita also obtained a certification as a Microsoft Certified Solutions expert in 1998.

Nelson Gentiletti, 57, is a CPA and has served as our Chief Operating and Chief Financial Officer since January 1, 2019. Mr. Gentiletti has finance, accounting and strategic planning experience, most recently serving as the Chief Financial and Development Officer of Transcontinental Inc., where he worked from November 2011 until December 2018. Mr. Gentiletti also serves on the board of directors of Sportscene Group, Inc. since 2006. Mr. Gentiletti received his Bachelor of Commerce degree from Concordia University in 1983 and his Graduate Diploma in Public Accountancy from McGill University in 1985.

Nelson Switzer, 45, was appointed as the Company’s Chief Growth Officer in May 2018. Mr. Switzer was most recently a corporate officer of Nestlé Waters North America (NWNA) from December 2015 through May 2018. As Vice President and Chief Sustainability Officer at NWNA was responsible for the company’s approach to water stewardship, responsible packaging, community relations and investment and stakeholder engagement. Nelson brings nearly 20 years of experience working in the public and private sectors at both the local and international level, specializing in sustainable development, stakeholder engagement and business management. Mr. Switzer holds a Master of Engineering from the University of Toronto, and a Bachelor of Science from the University of New Brunswick.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis highlights the objectives and philosophy of our executive compensation program, describes each component of our executive compensation program, and explains the decisions of the Board and the Compensation Committee in designing our executive compensation program for fiscal 2019.

In fiscal 2019, our named executive officers were:

•	Daniel Solomita, Chairman of the Board, our President and Chief Executive Officer;

•	Nelson Gentiletti, our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary;

•	Nelson Switzer, our Chief Growth Officer;

•	Frank Zitella, our former Chief Financial Officer and Treasurer; and

•	Antonella Penta, our former Vice President, General Counsel and Secretary

Executive Compensation Governance and Practices

As an emerging, pre-revenue company that is in the process of commercializing our products, key talent attraction, retention and motivation is critical. This is reflected in the design of our executive compensation program, which emphasizes performance-based award opportunities with, generally, conservative cash award opportunities and highly motivating long-term equity-based award opportunities. Due to our growth and evolving needs for highly-qualified executives, we have had changes in the executive team that assist our Chief Executive Officer in executing the Company’s strategy. Recruitment pay packages have varied and been customized to successfully recruit talent, which has required some inducement award opportunities (to make-up for lost award opportunities at an executive’s prior employer) along with a market-based annualized pay package.

Our executive compensation program is based on a pay-for-performance philosophy that rewards our named executive officers for achieving specified performance goals and typically ties the majority of the total target compensation to the value of our stock price (coupled with multi-year vesting, this provides long-term alignment to stockholder value). Our executive compensation program also incorporates sound governance principles. In fiscal 2019, the following policies and practices were in place:

What we do:

•	The Compensation Committee consists entirely of independent directors.

•	The Compensation Committee has engaged an independent compensation consultant that reports directly to the Compensation Committee.

•	A significant portion of the compensation opportunity of each continuing named executive officer is tied to the achievement of specified performance goals and/or has underlying value tied directly to our stock price, and is therefore at-risk.

•	Executive officers are required to provide service to us over a period of at least three years in order to fully vest in time-based equity awards.

•	We provide limited and modest perquisites.

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What we do not do:

•	We do not provide any “single trigger” change in control payments or benefits to our named executive officers that remain with us.

•	We do not provide any post-employment retirement or pension benefits to our executive officers that are not available to our employees generally.

•	We do not provide tax gross-ups for payments or benefits paid in connection with a change in control.

•	We do not permit short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock.

Executive Compensation Philosophy and Objectives

The development of our business and the marketing of our prospective products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Mr. Daniel Solomita or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our business which could adversely affect our financial results and impair our growth.

We operate in a highly competitive business environment, which is extremely price competitive because of the commodity like nature of polyethylene terephthalate (“PET”) resin and its correlation to the price of crude oil. To successfully grow our business in this environment, we must be able to develop commercial products, scale our manufacturing processes while maintaining high product quality and reliability, improve production processes and services, and introduce new products and services. To achieve these objectives, we need a highly talented and seasoned team of technical, marketing, operations, and other business professionals.

We compete with other companies in our industry located in Canada, the U.S. and other regions, including other companies in the Greater Montreal area in the biotechnology, chemical, and technology markets to attract and retain a skilled management team. The Board and the Compensation Committee recognize that the Company needs to provide market competitive compensation packages to attract and retain qualified executives and motivate their achievement of critical goals, in order to increase long-term shareholder value. At the same time, the Board and the Compensation Committee recognize the need to conserve cash, in light of the fact that we have never generated revenue.

The specific philosophy of our executive compensation program is to:

•	Employ executives who are primarily motivated by creating long-term value;

•	Employ executives who believe in, and live up to, our core values;

•	Motivate and reward behavior consistent with company and individual performance objectives; and

•	Design pay programs that are directly linked to our performance and the creation of long-term stockholder value and conserve cash when possible.

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Impact of 2018 Say-on-Pay Vote

We conducted a vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) at our 2018 Annual Meeting of Stockholders. 99.9% of the votes cast by stockholders were in favor of approving the compensation of our named executive officers. While evaluating our executive compensation program for fiscal 2019, the Compensation Committee considered the results and maintained the compensation philosophy and objectives and general approach to executive compensation from the prior year.

Executive Compensation Program Design

Our executive compensation program for fiscal 2019 reflected our stage of development as a pre-revenue publicly-traded company. Accordingly, we designed our executive compensation program to provide market-competitive compensation in the form of base salary, cash or equity-based short-term incentive compensation, long-term incentive equity awards (including performance-based RSUs, time-based RSUs, performance-based stock options and time-based stock options), as well as certain employee health and welfare benefits. We believe our executive compensation program is appropriate for a company of our size, in our industry, and in our stage of growth. As the company matures, we will continue to evaluate our executive compensation program and governance practices.

We offer cash compensation in the form of base salaries and short-term cash or equity incentive compensation. We have structured our short-term incentive compensation to focus on the achievement of specific short-term financial and operational objectives that will further our longer-term growth objectives. In an effort to continue to motivate our named executive officers to further these objectives, the Board or the Compensation Committee, when possible, sets a range of performance achievement levels, including above target levels, to reflect disciplined execution of our growth objectives.

Additionally, long-term equity awards for shares of our common stock serve as a key component of our executive compensation program. Currently, we grant (i) stock options to ensure that the recipient receives value only through driving stockholder value; and (ii) full value awards, or awards without a purchase price, including RSUs, to provide appropriate levels of compensation, to facilitate retention, to provide more direct alignment to our stockholders and to promote stockholder value creation given that the value of a recipient’s shares increases only as stockholder value increases. In the future, we may introduce other forms of equity awards, as we deem appropriate, that further our objective of providing long-term incentives to our named executive officers while promoting stockholder value creation. On a case-by-case basis there may be a need to provide an up-front incentive to attract a qualified candidate. Such awards will typically be in the form of stock options and RSUs and will vest ratably over multiple years or with deferred cliff vesting after a specified number of years.

Finally, we offer our executive officers standard health and welfare benefits that are generally available to our other employees, including medical, dental, vision, short-term disability, long-term disability, and life insurance plans.

Our senior executive pay philosophy and framework includes guidelines for allocating compensation between short-term and long-term incentive compensation that provide for a large portion of incentive compensation to be tied to performance objectives. We use competitive market data to develop a general framework for establishing the appropriate pay levels and mix. Within this overall framework, the Compensation Committee reviews each component of executive compensation separately and also takes into consideration the value of each named executive officer’s compensation package as a whole and its relative value in comparison to our other named executive officers.

The Board and the Compensation Committee evaluate our compensation philosophy and executive compensation program as circumstances require and review executive compensation annually. The Board and the Compensation Committee apply our philosophy and the objectives outlined above, together with consideration for the levels of compensation that we would be willing to pay to ensure that our executive compensation remains competitive for highly-qualified talent and that we meet our recruiting and retention objectives, as well as the cost to us if we were required to find a replacement for a key executive officer.

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Compensation-Setting Process

Role of Our Compensation Committee

Compensation decisions for our named executive officers generally are recommended by the Compensation Committee and approved by the Board. Currently, the Compensation Committee is responsible for reviewing, and evaluating the compensation arrangements, plans, policies, and practices for our named executive officers.

The Compensation Committee periodically reviews our executive compensation program, including base salary, short-term incentive compensation and long-term equity compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements. In connection with such review and the hiring of executive officers, the Compensation Committee, after consulting with our management team and any compensation consultant that the Compensation Committee may engage and reviewing any market data provided by such compensation consultant, makes recommendations to the Board with respect to any base salary adjustments, target incentive amounts and compensation framework. With respect to our short-term and long-term incentive compensation, the Compensation Committee recommends to the Board for approval of the applicable target performance levels for each performance objective used for the financial period following the Board’s approval of our annual plan.

Role of Management

In carrying out its responsibilities, the Compensation Committee works with members of our management team, including our Chief Executive Officer and Chief Operating and Chief Financial Officer. Our management team and Pay Governance assist the Compensation Committee in the execution of its responsibilities by providing information on corporate and individual performance, market data, and management’s perspective and recommendations on compensation matters.

Except with respect to his own compensation, our Chief Executive Officer will make recommendations to the Compensation Committee regarding compensation matters, including the compensation of our executive officers. Our Chief Executive Officer also participates in meetings of the Compensation Committee, except with respect to discussions involving his own compensation, in which case the Committee meets in executive session without the Chief Executive Officer present.

While the Compensation Committee solicits the recommendations and proposals of our Chief Executive Officer with respect to compensation-related matters, these recommendations and proposals are only one factor in the Compensation Committee’s decision-making process.

Role of Compensation Consultant

The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, from time to time, as it sees fit in connection with carrying out its duties.

In fiscal 2019, the Compensation Committee engaged Pay Governance to assist with reviewing the Chief Executive Officer’s compensation package and employment agreement, developing potential new senior executive hire pay packages and reviewing elements of the non-employee director compensation program.

Pay Governance reported directly to the Compensation Committee. In addition, Pay Governance attended meetings of the Compensation Committee, as requested. Pay Governance does not provide any services to us other than the services provided to the Compensation Committee. Although the Compensation Committee considers the recommendations of Pay Governance as to our executive and director compensation programs, these recommendations are only one factor in the Compensation Committee’s decision-making process.

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The Compensation Committee has assessed the independence of Pay Governance taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the Nasdaq listing rules, and has concluded that no conflict of interest exists with respect to the work that Pay Governance performs for the Compensation Committee.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and to assist in setting compensation levels, we refer to industry surveys, including the Willis Towers Watson Survey Report on Top Management Compensation. In addition, as requested by the Compensation Committee, in connection with the amendment and restatement of Mr. Solomita’s employment agreement, and in considering potential recruitment pay packages for other senior executives, Pay Governance conducted market pay benchmarking that included the compensation peer group as approved by the Compensation Committee.

Competitive Positioning

With respect to setting fiscal 2019 pay opportunities, the Compensation Committee continued to compare and analyze our executive compensation with that of a peer group of companies and published survey data.

In the context of our annual executive compensation review, with assistance from Pay Governance and input from management, in fiscal 2018 the Compensation Committee approved a peer group of publicly-traded technology companies that met some or all of the following criteria at the time:

•	Headquartered in the U.S. or Canada;

•	Listed on a major stock exchange in either the U.S. or Canada;

•	Have a primary industry classification generally in one of the following areas: (i) biotechnology, (ii) commodity chemicals, (iii) environmental and facilities services, (iv) life sciences, or (v) specialty chemicals;

•	Similar market capitalization;

•	Have innovative technologies, products that promote sustainability, or provide renewable plastic products;

•	Recently went public with an initial public offering.

The following publicly-traded companies made up our compensation peer group that was approved by the Compensation Committee:

Compensation Peer Group
Abeona Therapeutics Inc.	Calgon Carbon Corporation	NanoString Technologies, Inc.
AgroFresh Solutions, Inc.	Ceapro Inc.	Rayonier Advanced Materials
AnaptysBio, Inc.	Clementia Pharmaceuticals Inc.	Theratechnologies Inc.
Aqua Metals, Inc.	EcoSynthetix Inc.	Tyme Technologies, Inc.
Audentes Therapeutics, Inc.	FutureFuel Corp.
Aurinia Pharmaceuticals Inc.	KMG Chemicals, Inc.

Pay Governance supplements the peer data with compensation data from surveys of similarly sized companies and uses this combination of market data to provide market target pay opportunity comparisons for comparable positions. The Compensation Committee uses the market data as one reference point in determining the compensation of our executives. The Compensation Committee generally sets salaries near the market median and target incentive award multiples (as a percent of salary) will generally be set at or above market median, reflecting the higher weighting on equity awards and inclusion of performance goals for much of the long-term incentive opportunity. Incentive compensation is provided primarily in the form of equity awards, with recent executive hires receiving performance-based RSUs and cash for annual incentive awards, and long-term incentive opportunities provided in performance-based stock options, time-based stock options, performance-based RSUs or time-based RSUs.

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Our Compensation Committee considers other factors in setting the target pay package and determining actual compensation. Such factors include the overall competitive market for our executives, the alignment between the market-based positions and the actual responsibilities of our executives, each executive’s performance, internal parity, the value of each executive’s position and the value of each executive’s unvested equity holdings.

Fiscal 2019 Executive Compensation Program Components

Overview

For fiscal 2019, in connection with the amendment and restatement of Mr. Solomita’s employment agreement, the Compensation Committee reviewed his base salary, short-term incentive compensation opportunity, and long-term incentive compensation opportunity. The Compensation Committee also reviewed the peer group compensation data provided by Pay Governance and in connection with the hires of Messrs. Gentiletti and Switzer, the recommendations made by our Chief Executive Officer. The Compensation Committee also considered the pay levels of Messrs. Solomita, Gentiletti, and Switzer as compared to the compensation provided to executives in comparable positions by members of our peer group and the overall market, the performance of Mr. Solomita, and the continued competition for experienced leadership in our industry.

The following describes each component of our executive compensation program, the rationale for each, and how the compensation amounts and awards were determined for fiscal 2019.

Base Salary

Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent. Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, salary expectations, market compensation data and the base salaries of our other executive officers.

Thereafter, the Compensation Committee periodically reviews the base salaries of each named executive officer and makes adjustments as it determines to be reasonable and necessary to reflect our performance, the scope of a named executive officer’s performance, contributions, responsibilities, experience, current salary level, position (in the case of a promotion), and market pay positioning, as appropriate.

In connection with the amendment and restatement of Mr. Solomita’s employment agreement in fiscal 2019, the Compensation Committee reviewed his compensation package, including his base salary. In addition to the market-based study provided by Pay Governance, the Compensation Committee also considered other relevant factors, including, among others, Mr. Solomita’s criticality to the Company’s success, performance and contributions, and the continued competition for experienced leadership in our industry. Based on this review, in June 2018, the Compensation Committee recommended, and the Board approved, an updated compensation package for Mr. Solomita, including an increase in his base salary from $180,000 to $598,905 CAD, effective as of March 1, 2018 (the first day of the Company’s 2018 fiscal year).

Mr. Gentiletti’s base salary was set at $535,000 CAD upon his hire in December 2018, and Mr. Switzer’s base salary was set at $300,000 upon his hire in April 2018. The base salary for each of these named executive officers was approved by the Compensation Committee and the Board and determined based on arm’s-length negotiations between the named executive officer and our Chief Executive Officer, which, among other factors, considered an analysis of competitive compensation practices performed by Pay Governance.

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We did not make any adjustments to the base salaries of our other named executive officers.

The base salaries paid to our named executive officers in fiscal 2019 are set forth in the section entitled “Summary Compensation Table” below.

Short-Term Incentive Compensation

We use short-term incentive compensation to motivate our named executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Our short-term incentive program allows the Compensation Committee to provide cash or equity incentive awards to the executive officers, which are based upon performance goals established by the Board and the Compensation Committee.

The short-term incentive compensation provided to our named executive officers in fiscal 2019 are described in the immediately following paragraphs and set forth in the sections entitled “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2019” below.

Daniel Solomita

The updated compensation package for Mr. Solomita that the Compensation Committee recommended, and the Board approved, in June 2018 in connection with the amendment and restatement of his employment agreement includes an annual bonus opportunity for fiscal 2019 that provides for a payment equal to 25% of his base salary at threshold performance, 50% of his base salary at target performance, or 100% of his base salary at maximum performance, effective as of March 1, 2018 (the first day of the Company’s 2019 fiscal year).

In June 2018, the Compensation Committee approved the performance goals for Mr. Solomita’s fiscal 2019 annual bonus listed in the table below. For any scalable performance goal, if actual achievement falls between the specified minimum, target, or maximum performance levels, the amount payable with respect to the performance goal will be determined by straight-line interpolation. For any performance goal that is not scalable, the threshold and target levels must be achieved for the maximum amount to become payable with respect to the performance goal. In either case, if the threshold level for a particular performance goal is not achieved, no amount will be payable with respect to the performance goal.

Based on the actual level of achievement of these performance goals (as indicated in the table below), the amount of Mr. Solomita’s annual for fiscal 2019 was $449,179 CAD, which was 150% of target.

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Weighting	Goal	Threshold/Target/Maximum Level
25%	Operational and technology-related goals	Threshold: Complete construction of pilot plant Target: Manufacturing milestone for the purity of DMT and MEG monomers Maximum: Demonstrate the capacity for continuous operations of the pilot plant
15%	Strategic goals

Threshold: Enter into a letter of intent for a minimum quantity of projected output from first facility

Target: Sign letters of intent for a majority of the projected output from the first facility

Maximum: Strategy development of Company’s branded PET resin

25%	Strategic goals for a joint venture	Threshold: Identify a manufacturing partner Target: Complete basic engineering for the Company’s recycling process Maximum: Initiate detailed engineering
5%	Developmental goals for greenfield facilities	Threshold: Develop the Company’s recycling process Target: Develop a framework for commercialization Maximum: Begin process design plan
25%	Financing milestones	Threshold, target and maximum relate to progress towards financing milestones
5%	Leadership and HR-related goals	Threshold: Hiring of a certain executive Target: Further strengthen the innovation and technology team Maximum: Optimization of HR-goals to support growth objectives
Overall Achievement: 150% of target or 75% of base salary ($343,269)

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Nelson Gentiletti

Mr. Gentiletti’s new hire employment agreement provides for a short-term incentive compensation opportunity for fiscal 2019 in the form of cash (or, at his option, in RSUs or stock options), with payment equal to 25% of his base salary at threshold performance, 50% of his base salary at target performance, or 100% of his base salary at maximum performance, in each case prorated based on the number of days he was employed during fiscal 2019. Mr. Gentiletti’s short-term incentive compensation opportunity was determined based on arm’s-length negotiations between him and our Chief Executive Officer and evaluated relative to an analysis of competitive compensation practices performed by Pay Governance.

In February 2019, the Board approved a fiscal 2019 short-term incentive compensation opportunity for Mr. Gentiletti in the form of cash, with a payment of up to $43,240 CAD based on the achievement of the performance goals listed in the table below. The Board did not provide for any payout opportunity above the target amount because the Board did not believe that over-performance was realistic given the relatively short performance period.

Based on the actual level of achievement of these performance goals (as indicated in the table below), the amount of Mr. Gentiletti’s annual bonus paid for fiscal 2019 was $25,944 CAD, which was 60% of target.

Weighting	Goal
40%	HR and administrative goals
40%	Financing goals
20%	Development of strategic planning process
Overall Achievement: 60% of target or 30% of base salary, pro-rated from date of hire ($19,827)

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Nelson Switzer

Mr. Switzer’s new hire employment agreement provides for an annual incentive compensation opportunity for fiscal 2019 in the form of performance-based RSUs with an intended value equal to 25% of his base salary at threshold performance, 50% of his base salary at target performance and 100% of his base salary at maximum performance, in each case prorated based on the number of days he was employed during fiscal 2019. Mr. Switzer’s annual incentive compensation opportunity was determined based on arm’s-length negotiations between him and our Chief Executive Officer and evaluated relative to an analysis of competitive compensation practices performed by Pay Governance.

Accordingly, in January 2019, the Board approved the grant of performance-based RSUs that become eligible to vest based on the achievement of the performance goals listed in the table below (up to a maximum of 27,616 RSUs). For any scalable performance goal, if actual achievement falls between the specified minimum, target, or maximum performance levels, the number of performance-based RSUs that will become eligible to vest with respect to the performance goal will be determined by straight-line interpolation. For any performance goal that is not scalable, the threshold and target levels must be achieved for the maximum number of RSUs to become eligible to vest with respect to the performance goal. In either case, if the threshold level for a particular performance goal is not achieved, no performance-based RSUs will become eligible to vest with respect to the performance goal.

Based on the actual level of achievement of these performance goals (as indicated in the table below), the number of such RSUs that became eligible to vest was 11,737, which was 85% of target. These RSUs that became eligible to vest will vest in 1/3rd increments on the first three anniversaries of March 1 following the fiscal year in which the applicable performance goals were achieved, subject to continued service through each such date.

Weighting	Goal	Threshold/Target/Maximum Level
50%	Customer contracts	Threshold: Secure certain customer contracts Target: Secure additional customer contracts Highest Level: Secure a certain contract
35%	Marketing goals	Threshold: Basic marketing goals Target: Beyond basic marketing goals Highest Level: Robust marketing goals
15%	Financing milestones	Threshold, target and maximum relate to progress towards financing milestones
Overall achievement: 85% of target or 42.5% of base salary Number of RSUs eligible to vest: 11,737 RSUs

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Frank Zitella

Mr. Zitella did not receive any short-term incentive compensation prior to his resignation. His employment agreement provided only for an annual discretionary cash bonus, and neither the Board nor the Compensation Committee exercised their discretion to provide such a bonus for fiscal 2019.

Antonella Penta

Pursuant to her employment agreement with the Company, Ms. Penta received a minimum bonus for fiscal 2019 in the amount of $30,000 CAD, which represented 10% of her base salary.

Long-Term Incentive Compensation

We grant long-term equity awards as a component of our executive compensation program in order to align our named executive officers’ long-term interests with our stockholders’ interests. Our long-term incentive program allows the Compensation Committee to provide equity incentive awards to the executive officers, which are based upon performance goals established by the Board and the Compensation Committee. The Company has elected to use equity-based awards in order to provide direct alignment to stockholder value, as reflected by the price of our common stock.

In determining the composition of these equity awards, the Compensation Committee decided to offer some new hires a choice of 100% performance-based or an equal split of time-based and performance-based equity awards, which helped to maximize the executive’s perceived value of the inducement award opportunity.

The size of the equity awards granted to our named executive officers in connection with their hire is determined through arm’s-length negotiation, taking into consideration factors such as the named executive officer’s role and responsibilities, the named executive officer’s compensation provided by the prior employer and new target cash compensation, the equity award’s potential retention and incentive value, market data on the size of new-hire awards provided by similar companies to similarly situated employees, and prevailing market conditions.

The long-term equity awards granted to our named executive officers in fiscal 2019 (which does not include Mr. Solomita’s RSU award that the Board approved in June 2018) are described in the immediately following paragraphs and set forth in the sections entitled “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2019” below. Mr. Solomita’s RSU award has not yet become effective (as described below) and therefore is not listed in the sections entitled “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2019” below.

Daniel Solomita

Mr. Solomita’s amended and restated employment agreement made no change to the equity incentive arrangement described in his prior employment agreement, which provided for an award of 4,000,000 RSUs that had not yet been granted. In June 2018, the Board approved the grant of these RSUs, effective and contingent upon approval by the Company’s stockholders at the Company’s 2019 annual meeting of an increase in the number of shares available for issuance under the Company’s 2017 Equity Incentive Plan. One-quarter of the RSUs vest upon the achievement of each of following four performance milestones, which were set at the time the prior employment agreement was executed: (i) the Company’s securities are listed an exchange or the OTCQX tier of the OTC Markets Group platform; (ii) the Company executes a contract for a minimum quantity of 25,000 metric tons of purified terephthalic acid (“PTA”)/ethylene glycol (“EG”) or PET; (iii) the Company’s first full-scale production facility is in commercial operation; and (iv) the Company’s second full-scale production facility is in commercial operation. The first performance milestone has already been achieved. For these purposes, “commercial operation” means the full-scale production facility produces 10 metric tons per hour of PTA and EG combined, for a term of not less than 6 months. Once vested in accordance with the milestones, one-fifth of the RSUs will be settled annually, generally commencing on the first settlement date following the date of vesting.

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Nelson Gentiletti

Mr. Gentiletti’s new hire employment agreement provides for (i) a new hire equity award of RSUs with an intended value of $2,000,000 and (ii) a fiscal 2019 long-term incentive compensation opportunity in the form of time-based RSUs with an intended value equal to 35% of his base salary and performance-based RSUs with an intended value equal to 17.5% of his base salary at threshold performance, 35% of his base salary at target performance, or 70% of his base salary at maximum performance, in each case prorated based on the number of days he was employed during fiscal 2019. For grants based on a percentage of his base salary, the number of long-term incentive RSUs was to be determined by converting the intended dollar value of the RSUs to U.S. dollars using the currency exchange rate on the date the Board approved the RSUs and then dividing the converted value by the Company’s closing stock price on such date.

In fiscal 2019, the Board approved the following equity award grants to Mr. Gentiletti: (i) in January 2019, 257,400 new hire RSUs, (ii) in January 2019, 2,855 time-based long-term incentive RSUs, and (iii) in February 2019, performance-based long-term incentive RSUs that become eligible to vest based on achievement of the performance goals described below (up to a maximum of 5,294 RSUs). These equity awards are scheduled to vest as follows, subject to continued service through each vesting date: (i) the new hire RSUs will cliff vest on February 28, 2024, (ii) the time-based long-term incentive RSUs will vest in 1/3rd increments on the first three anniversaries of the grant date, and (iii) any of the performance-based long-term incentive RSUs that become eligible to vest will vest in 1/3rd increments on the first three anniversaries of March 1 following the fiscal year in which the applicable performance goals were achieved.

In February 2019, the Board approved the performance goals for Mr. Gentiletti’s fiscal 2019 performance-based long-term incentive RSUs listed in the table below. For any scalable performance goal, if actual achievement falls between the specified minimum, target and maximum levels, the number of performance-based long-term incentive RSUs that will become eligible to vest with respect to the performance goal will be determined by straight-line interpolation. For any performance goal that is not scalable, the threshold and target levels must be achieved for the maximum number of RSUs to become eligible to vest with respect to the performance goal. In either case, if the threshold level for a particular performance goal is not achieved, no performance-based RSUs will become eligible to vest with respect to the goal.

Based on the actual level of achievement of these performance goals (as indicated in the table below), the number of such RSUs that became eligible to vest was 3,971, which was 150% of target.

Weighting	Goal	Threshold/Target/Maximum Level
25%	Operational and technology-related goals

Threshold: Complete construction of pilot plant

Target: Manufacturing milestone for the purity of the DMT and MEG monomers

Maximum: Demonstrate the capacity for continuous operations of the pilot plant

15%	Strategic goals

Threshold: Enter into a letter of intent for a minimum quantity of projected output from first facility

Target: Sign letters of intent for a majority of the projected out from the first facility

Maximum: Strategy development of Company’s branded PET resin

25%	Strategic goals for a joint venture	Threshold: Identify a manufacturing partner Target: Complete basic engineering for the Company’s recycling process Maximum: Initiate detailed engineering
5%	Developmental goals for greenfield facilities	Threshold: Develop the Company’s recycling process Target: Develop a framework for commercialization Maximum: Begin process design plan
25%	Financing milestones	Threshold, target and maximum relate to progress towards financing milestones
5%	Leadership and HR-related goals	Threshold: Hiring of a certain executive Target: Further strengthen the innovation and technology team Maximum: Optimization of HR-goals to support growth objectives
Overall achievement: 150% of target of 52.5% of base salary. Number of RSUs eligible to vest: 3,971 RSUs

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Nelson Switzer

Mr. Switzer’s new hire employment agreement provides for (i) a new hire equity award of RSUs with an intended value of $243,000 and (ii) a fiscal 2019 long-term incentive compensation opportunity in the form of a time-based option with an intended value equal to 35% of his base salary and a performance-based option with an intended value equal to 17.5% of his base salary at threshold performance, 35% of his base salary at target performance, or 70% of his base salary at maximum performance, in each case prorated based on the number of days he was employed during fiscal 2019.

In fiscal 2019, based on the intended values described above, the Compensation Committee recommended the grants of the following equity awards to Mr. Switzer: (i) 21,130 new hire RSUs, (ii) a time‑based option to purchase 13,209 shares, and (iii) a performance-based option to purchase up to 26,693 shares. Following such recommendations by the Compensation Committee, the Board approved the new hire RSUs in May 2018, the time‑based option in July 2018, and the performance-based option in January 2019.

These equity awards are scheduled to vest as follows, subject to continued service through each vesting date: (i) the new hire RSUs will vest in 1/3rd increments on the first three anniversaries of the grant date, (ii) the time-based long-term incentive option will vest in 1/3rd increments on the first three anniversaries of the grant date, and (iii) any of portion of the performance-based long-term incentive option that becomes eligible to vest (based on achievement of the performance goals described in the table below) will vest in 1/3rd increments on the first three anniversaries of March 1 following the fiscal year in which the applicable performance goals were achieved.

In February 2019, the Board approved the performance goals for Mr. Switzer’s fiscal 2019 performance-based long-term incentive options listed in the table below. For any scalable performance goals, if actual achievement falls between the specified levels of achievement, the number of performance-based long-term incentive options that will become eligible to vest will be determined by straight-line interpolation. For specific achievements that do not scale within a goal, the threshold and target achievements must be satisfied to be eligible to earn the maximum performance award. If threshold is not achieved, no performance award is earned by the executive for the particular goal.

Based on the actual level of achievement of these performance goals (as indicated in the table below), the number of such options that became eligible to vest was 16,683, which was 125% of target.

Weighting	Goal	Threshold/Target/Maximum Level
50%	Developmental goals	Threshold, target and maximum relate to progress towards customer objectives for greenfield operation
50%	Operational goals	Threshold, target and maximum relate to progress towards supply chain objectives
Overall achievement: 125% of target or 43.75% of base salary. Number of options eligible to vest: 16,683 options

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Frank Zitella and Antonella Penta

               Mr. Zitella and Ms. Penta did not receive any long-term equity awards prior to their resignations.

Change in Control and Severance Benefits

We have entered into employment agreements with our named executive officers that provide for certain payments and benefits upon the termination of their employment under certain circumstances. We believe that these employment agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. For a summary of the material terms and conditions of these employment arrangements, see the section below entitled “Potential Payments upon Termination or Change in Control.”

Other Compensation and Benefits

We provide employee benefits to all eligible employees, including our named executive officers. As discussed above, these benefits include medical, dental and vision insurance, life and disability insurance, and other plans and programs.

Stock Trading Practices; Hedging and Pledging Policy

We maintain an Insider Trading Policy that, among other things, prohibits our employees, including our named executive officers, from trading during quarterly and special blackout periods. In addition, we prohibit short sales, hedging and similar transactions designed to decrease the risks associated with holding our securities, as well as pledging the company’s securities as collateral for loans and transactions involving derivative securities relating to our common stock.

Our Insider Trading Policy requires that all directors and officers, including our named executive officers, pre-clear with our legal department any proposed open market transactions. Further, we have adopted Rule 10b5-1 trading plan guidelines that permit our directors and employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under these guidelines, Rule 10b5-1 trading plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the company. These guidelines also provide for a cooling-off period before the first trade may occur under a Rule 10b5-1 trading plan.

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Executive Pay Program Risk Assessment

The Compensation Committee and management discuss and evaluate our compensation program and policies for our employees (including our named executive officers) to determine whether they encourage excessive risk-taking and to assess policies and practices that could mitigate such risks. In addition, the Compensation Committee has engaged Pay Governance to independently review our executive compensation program. Based on these reviews, the Compensation Committee designs our executive compensation program to encourage our named executive officers to focus on our short-term and long-term success, and for the following reasons, the Compensation Committee believes that any risks arising from compensation program and policies are not reasonably likely to have a material adverse effect on the Company:

•	Company’s pay-performance philosophy

•	Use of a mix of cash and equity-based awards

•	Generally conservative annual cash compensation with an emphasis on performance-based equity awards that does not fully vest for several years

•	Inclusion of relevant milestones or other metrics (recognizing our emerging status currently makes it challenging to set multi-year performance goals)

•	Structure of the Chief Executive Officer’s RSU award which necessitates achieving critical milestones on our road to product commercialization

•	Significant outright equity ownership by our Chief Executive Officer

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, or Section 162(m), generally limits the amount we may deduct from our federal income taxes for compensation paid to our chief executive officer and certain other executive officers to $1 million per executive officer per year, subject to certain exceptions. Neither the Compensation Committee nor its authorized committee has adopted a policy that all equity or other compensation must be deductible.

Taxation of “Parachute Payments” and Deferred Compensation

If certain service providers receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, they may be subject to an excise tax under Section 4999 of the Internal Revenue Code, and we may lose the ability to deduct the amounts subject to this excise tax under Section 280G of the Internal Revenue Code. Section 409A of the Internal Revenue Code, or Section 409A, imposes significant additional taxes on service providers that receive “deferred compensation” that does not meet the requirements of Section 409A. In fiscal 2019, we did not provide (and did not have any agreements or obligations to provide) any of our named executive officers with a “gross-up” payment or other reimbursement for any excise tax liability that he or she might owe under Section 4999 or for any additional tax that he or she might owe under Section 409A.

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Accounting Considerations

We follow the authoritative accounting guidance under ASC Topic 718 for our share-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees (including named executive officers) and directors based on the grant date “fair value” of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of share-based awards in their income statements over the periods that the employees or directors are required to render service in order to vest in the awards.

The grant date “fair value” of the awards granted to our named executive officers have been calculated for accounting purposes and reported in the tables above, even though our named executive officers may never realize any value from those awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Leslie Murphy (Chair)

Shaun Higgins

Jay Stubina

The information contained in the Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

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COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the compensation reportable for our named executive officers for fiscal 2019 and prior years where applicable, as determined under SEC rules.

						Non-Equity Incentive
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Plan Compensation ($)	All Other Compensation($)	Total ($)
Daniel Solomita (2)	2019	457,692	-	-	-	343,269	12,000	812,961
Chief Executive Officer	2018	189,540	-	-	-	-	13,000	202,540
Nelson Gentiletti (3)	2019	66,089	-	2,056,727	-	19,827	-	2,142,643
Chief Operating and Chief Financial Officer	2018	-	-	-	-	-	-	-
Nelson Switzer (4)	2019	241,644	-	357,315	213,459	-	-	812,418
Chief Growth Officer	2018	-	-	-	-	-	-	-
Frank Zitella (5)	2019	166,514	-	-	-	-	-	166,514
Former Chief Financial Officer	2018	68,040	-	-	2,700,376	-	-	2,768,416
Antonella Penta (6)	2019	253,961	22,926	-	-	-	-	276,887
Former Vice President, General Counsel	2018	92,700	-	-	2,239,025	-	-	2,331,725
D. Jennifer Rhee (7)	2019	-	-	-	-	-	-	-
Former Chief Financial Officer	2018	141,744	-	-	2,524,995	-	89,700	2,756,439
Cesar Contla (8)	2019	-	-	-	-	-	-	-
Former Chief Financial Officer	2018	25,074	-	-	-	-	13,650	38,724

_________

(1)

The amounts reported in this column do not reflect the compensation actually received by the Named Executive Officer. For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal years ended February 28, 2019 and 2018, computed in accordance with FASB ASC Topic 718, ‘‘Stock-Based Compensation.’’

(2)

On July 13, 2018, the Company and Mr. Solomita entered into an amendment and restatement of the employment agreement. The amended and restated employment agreement provides for an increase in Mr. Solomita’s base salary and eligibility to participate in an annual cash bonus subject to performance measures. Mr. Solomita’s base salary and bonus opportunity are deemed to be retroactive effective to March 1, 2018.

(3)	Began serving as Chief Operating and Financial Officer on January 1, 2019.
(4)	Began serving as Chief Growth Officer on May 10, 2018.
(5)	Served as Chief Financial Officer from November 8, 2017 to December 6, 2018
(6)	Served as Vice-President, General Counsel from October 9, 2017 to February 1, 2019
(7)	Served as Chief Financial Officer from April 3, 2017 until October 19, 2017.
(8)	Served as Chief Financial Officer from July 5, 2016 until March 30, 2017.

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Grants of Plan-Based Awards for Fiscal 2019

                The following table presents, for each of our named executive officers, information concerning grants of plan-based awards made during fiscal 2019. This information supplements the information about these awards set forth in the Summary Compensation Table.

		Date of Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock
	Grant Date	to Grant the Award	Threshold ($)	Target ($)	Maximum ($)	Stock or Units	Underlying Options	Awards ($/sh)	Awards ($)
Daniel Solomita	July 13, 2018	July 13, 2018	114,423	228,846	457,692	-	-	-	-
Nelson Gentiletti
Short-term incentive	December 18, 2018	December 18, 2018	16,522	33,044	-	-	-	-	-
New hire RSUs	January 1, 2019	January 1, 2019	-	-	-	257,400	-	-	2,000,000
Time-based RSUs	January 1, 2019	January 1, 2019	-	-	-	2,855	-	-	22,183
Performance-based RSUs	February 1, 2019	February 1, 2019	-	-	-	3,971	-	-	34,543
Nelson Switzer
New hire RSUs	May 17, 2018	May 17, 2018	-	-	-	21,130	-	-	254,617
Time-based options	July 10, 2018	July 10, 2018	-	-	-	-	13,209	11.52	105,537
Annual incentive RSUs	January 21, 2019	January 21, 2019	-	-	-	11,737	-	-	107,922
Performance-based options	January 21, 2019	January 21, 2019	-	-	-	-	16,683	8.75	102,699

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards held by each Named Executive Officer as at February 28, 2019. For purposes of valuing the outstanding awards, the amounts below are based on a per share price of $9.69 for our common stock, which was the closing market price of the common stock as reported on the Nasdaq Global Select Market on February 28, 2019, the last business day of the fiscal year.

	Option Awards					Stock Awards
	Number Of Securities Underlying Unexercised Options Exercisable (#)	Number Of Securities Underlying Unexercised Options Un-Exercisable (#)	Equity incentive plan awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration date	Number of shares or units of stock that have not vested (#)	Market Value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number Of Unearned shares, Units or Other Rights That have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, Units or Other Rights that have not vested ($)

Nelson Gentiletti	-	-	-	-	-	264,226	2,560,350	-	-
Nelson Switzer	-	13,209	-	11.52	July 10, 2028	32,867	318,481	-	-
Nelson Switzer	-	16,683	-	8.75	March 1, 2029	-	-	-	-
Frank Zitella	66,667	-	-	13.89	March 6, 2019	-	-	-	-
Antonella Penta	193,750	-	-	13.49	May 2, 2019	-	-	-	-

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Equity Compensation Plan Information in Fiscal 2019

As at February 28, 2019, there were 1,962,400 shares of our common stock subject to issuance upon the exercise of outstanding stock options and RSUs under all of our equity compensation plans referred to in the table below. As at February 28, 2018, there were 3,223,516 shares of our common stock available for issuance under our equity compensation plan.

	Number of Securities to be Issued Upon Exercise of Options	Weighted Average Exercise Price of Outstanding Options ($)	Weighted Average Remaining Term of Outstanding Options (in years)	Number of Securities to be Issued Upon Vesting of Restricted Stock Units	Weighted Average Issuance Price of Restricted Stock Units ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plan approved by shareholders	1,000,319	12.32	6.40	402,868	8.77	3,223,516
Equity compensation not approved by shareholders	962,081	2.56	7.44	-	-	-
Total equity compensation plans	1,962,400	7.53	6.91	402,868	8.77	3,223,516

Option Exercises and Stock Vested in Fiscal 2019

Our named executives did not acquire any shares, exercise stock options or have any RSUs vesting during fiscal 2019.

Pension Benefits and Nonqualified Deferred Compensation

                We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan during fiscal 2019.

39

Potential Payments upon Termination or Change in Control

Mr. Daniel Solomita

On July 13, 2018, we entered into an amended and restated employment agreement, with no term, with Daniel Solomita, our President and Chief Executive Officer, such agreement referred to as the Solomita Amended and Restated Employment Agreement.

Pursuant to the Solomita Amended and Restated Employment Agreement, Mr. Solomita will receive an award of 4,000,000 RSUs, subject to the terms of our 2017 Equity Incentive Plan and a Restricted Stock Unit Agreement thereunder, with such grant effective and contingent upon shareholder approval of an increase in the number of shares available for grant under the Plan at the Company’s 2019 Annual Meeting. The RSUs will vest upon the occurrence of certain milestones as follows:

•	1,000,000 RSUs will vest when the Company’s securities are listed an exchange or the OTCQX tier of the OTCMarkets;

•	1,000,000 RSUs will vest when the Company executes a contract for a minimum quantity of 25,000 M/T of PTA/EG or PET;

•	1,000,000 RSUs will vest when the Company’s first full-scale production facility is in commercial operation; and

•	1,000,000 RSUs will vest when the Company’s second full-scale production facility is in commercial operation.

The first performance milestone has already been achieved. For these purposes, “commercial operation” means the full-scale production facility produces 10 metric tons per hour of PTA and EG combined, for a term of not less than 6 months. Once vested in accordance with the milestones, one-fifth of the RSUs will be settled annually, generally commencing on the first settlement date following the date of vesting.

If Mr. Solomita’s employment is involuntarily terminated by the Company without Cause prior to a Change of Control or more than 24 months following a Change of Control (as such terms are defined in the Solomita Amended and Restated Employment Agreement), Mr. Solomita will receive: (i) continued payment of his base salary for a period equal to 24 months, (ii) payments by the Company for the full cost of his medical benefits provided by the Company under which he is covered as of the date of his termination of employment for up to 24 months, (iii) if he is eligible as of the date that his employment is terminated to participate in a formal cash annual incentive plan as the Company may make available to its similarly-situated employees, a lump-sum payment equal to a pro-rated portion of the incentive payment payable to him under such cash annual incentive plan based on actual performance at the end of the performance period, (iv) accelerated vesting of 50% of the then-unvested portion of his outstanding equity compensation, (v) reimbursement for up to $10,000 of expenses incurred in obtaining new employment.

If Mr. Solomita’s employment is terminated by the Company without Cause or by his Resignation for Good Reason (as defined in the Solomita Amended and Restated Employment Agreement) within 24 months after a Change in Control, Mr. Solomita will receive following severance benefits: (i) a lump sum payment equal to 24 months of his base salary, (ii) payments by the Company for the full cost of his medical benefits provided by the Company under which he is covered as of the date of his termination of employment for up to 24 months, (iii) if he is eligible as of the date that his employment is terminated to participate in a formal cash annual incentive plan as the Company may make available to its similarly-situated employees, a lump-sum payment equal to a pro-rated portion of the incentive payment payable to him under such cash annual incentive plan based on actual performance as of the date his employment is terminated and as soon as reasonably practicable following such date (or if such performance is not determinable at such time, based on target performance) and a lump-sum payment equal to two times the target incentive payment payable under the applicable cash annual incentive plan, (iv) accelerated vesting of 100% of the 4,000,000 RSUs described above, (v) reimbursement for up to $20,000 of expenses incurred in obtaining new employment.

40

The receipt of the severance benefits described above are subject to Mr. Solomita’s timely executing and not revoking a release of claims and his continued compliance with his proprietary information and inventions agreement with the Company and the post-employment non-competition, non-solicitation, and non-disparagement covenants in the Solomita Amended and Restated Employment Agreement.

The Solomita Amended and Restated Employment Agreement also provides that in the event any amounts in the agreement or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and could be subject to the related excise tax, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to an excise tax, whichever results in the greater amount of after-tax benefits to him.

For the purposes of the Solomita Employment Agreement, ‘‘Cause’’ means any grounds entitling the Board to summarily dismiss Mr. Solomita.

For purposes of the Solomita Amended and Restated Employment Agreement, “Resignation for Good Reason” generally means, Mr. Solomita’s resignation as a result of, and within 30 days following, (i) a change in Mr. Solomita’s position such that he is not a corporate officer of the Company (or a successor company in the event of a Change of Control), (ii) a significant and substantial reduction in Mr. Solomita’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Solomita immediately before such reduction, (iii) any reduction in Mr. Solomita’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iv) a relocation of Mr. Solomita’s work location to a location more than 50 kilometers away from the current location provided such change increases Mr. Solomita’s commute by 25 kilometers or 30 minutes.

The Solomita Amended and Restated Employment Agreement prohibits Mr. Solomita from engaging in certain activities which compete with our business, seeking to recruit our employees or disclosing any of our trade secrets or otherwise confidential information. The foregoing description of the Solomita Amended and Restated Employment Agreement is a summary and is qualified in its entirety by the text of the Solomita Amended and Restated Employment Agreement, as amended, a copy of which is as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on July 13, 2018.

Mr. Nelson Gentiletti

On December 18, 2018 we entered into an employment agreement with no term, to commence on January 1, 2019, with Nelson Gentiletti, our Chief Operating and Chief Financial Officer, such agreement referred to as the Gentiletti Employment Agreement.

Pursuant to the Gentiletti Employment Agreement, if Mr. Gentiletti’s employment is terminated by the Company without Serious Reason or by Mr. Gentiletti’s Resignation for Good Reason (as such terms are defined in the Gentiletti Employment Agreement), Mr. Gentiletti will receive the following severance benefits, subject to his timely executing a release of claims and his continued compliance with the post-employment covenants his proprietary information and inventions agreement with the Company and his non-solicitation and non‑disparagement agreement with the Company:

(i) his annual short-term incentive award prorated to the date of termination based on actual performance, payable in one lump-sum within the later of 30 days of termination for time based awards or shortly after performance is determined at the end of the next quarterly reporting period for performance awards; (ii) continued payment of his base salary for a period equal to (A) 24 months, if the termination of employment occurs before March 1, 2022, (B) 18 months, if the termination of employment occurs between March 1, 2022, and February 28, 2023, or (C) 12 months, if the termination of employment occurs after February 28, 2023; (iii) any long-term incentive award vested as of the previous annual vesting date will be granted (at a value equal to the closing price of the Company’s common stock on the Nasdaq Stock Market at the close of business on the date of termination or the vesting date, as applicable) and will be paid in one lump sum within 30 days of termination for time-based long-term incentive awards or shortly after performance is determined at the end of the next quarterly reporting period for performance-based long-term incentive awards; and (iv) his new hire RSU award will be paid as if vested ratably over a period of five years from the date he commenced employment with the Company, with any such RSUs that are vested as of the date of termination to be paid in one lump sum within 30 days of termination.

41

In addition, if Mr. Gentiletti’s employment is terminated by the Company without Serious Reason or Resignation for Good Reason within two years of a Change of Control (as defined in the Switzer Employment Agreement), all of Mr. Switzer’s unvested options, shares or other equity shall immediately vest.

For the purposes of the Gentiletti Employment Agreement, “Serious Reason” means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (i) Mr. Gentiletti’s breach of a material term of the Gentiletti Employment Agreement; (ii) Mr. Gentiletti’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company; (iii) Mr. Gentiletti directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (iv) Mr. Gentiletti’s failure to comply with any Company rules or policies of a material nature; (v) Mr. Gentiletti’s continued failure to substantially perform his job duties; (vi) any actions or omissions on Mr. Gentiletti’s part constituting gross misconduct or negligence in connection with the business of the Company.

For purposes of the Gentiletti Employment Agreement, ”Resignation for Good Reason” means, Mr. Gentiletti’s resignation as a result of: (i) a significant and substantial reduction in Mr. Gentiletti’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Gentiletti immediately before such reduction, (ii) any reduction in Mr. Gentiletti’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iii) a relocation of Mr. Gentiletti’s work location to a location more than 50 kilometers away from the current location provided such change increases Mr. Gentiletti’s commute by 25 kilometers or 30 minutes. In each case, Mr. Gentiletti must give written notice to us of such event and allow us a reasonable period to cure such event.

As required by the Gentiletti Employment Agreement, Mr. Gentiletti has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement. The foregoing description of the Gentiletti Employment Agreement is a summary and is qualified in its entirety by the text of the Gentiletti Employment Agreement, a copy of which is an exhibit to our Form 10-K filed with the Securities and Exchange Commission on May 8, 2019.

Mr. Nelson Switzer

On April 10, 2018, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on May 14, 2018, with Mr. Nelson Switzer, our Chief Growth Officer, such agreement referred to as the Switzer Employment Agreement.

Pursuant to the Switzer Employment Agreement, if Mr. Switzer’s employment is terminated by the Company without Serious Reason or by Mr. Switzer’s Resignation for Good Reason (as such terms are defined in the Switzer Employment Agreement), Mr. Switzer will receive the following severance benefits, subject to his timely executing a release of claims and his continued compliance with the post-employment covenants his proprietary information and inventions agreement with the Company and his non-solicitation and non‑disparagement agreement with the Company: (i) a lump-sum payment equal to his then-current base salary for period of 10 months plus one month for each additional year of service, up to a maximum total of 18 months, (ii) his new hire award of RSUs will immediately vest, and (iii) a pro‑rated amount of any award granted following achievement of performance measures prior to the termination date (with such prorated value to be calculated based on the fraction obtained by dividing the period of time from grant date to latest vesting date noted in the award by the period of time from grant date to applicable severance end date).

42

In addition, if Mr. Switzer’s employment is terminated by the Company without Serious Reason or Resignation for Good Reason within two years of a Change of Control (as defined in the Switzer Employment Agreement), all of Mr. Switzer’s unvested options, shares or other equity shall immediately vest.

For the purposes of the Switzer Employment Agreement, “Serious Reason” means a serious reason that would constitute just cause by the common law of the Province of Ontario.

For purposes of the Switzer Employment Agreement, “Resignation for Good Reason” means, means Mr. Switzer’s resignation as a result of: (i) a significant and substantial reduction in Mr. Switzer’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Switzer immediately before such reduction; or (ii) any reduction in Mr. Switzer’s base salary, other than in connection with and consistent with a general and minimal reduction of all executive base salaries or in the annual and equity incentives set forth herein.

As required by the Switzer Employment Agreement, Mr. Switzer has signed and agreed to be bound by a Non-Solicitation and Non-Disparagement Agreement. The foregoing description of the Switzer Employment Agreement is a summary and is qualified in its entirety by the text of the Switzer Employment Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018.

Estimated Payments Upon Termination or Change in Control

The following table provides an estimate of the payments and benefits that would be provided in the circumstances described above for each of the named executive officers, assuming the triggering event took place on February 28, 2019 (the last business day of fiscal 2019) and based on the $9.69 closing price per share of our common stock on the Nasdaq Stock Market on that date. A number of factors may affect the nature and amount of any potential payments or benefits, and as a result, the payments and benefits actually paid (if any) may be different. For example, a triggering event may occur on a date other than February 28, 2019, the price per share of our common stock on the date of the triggering event may be higher or lower than $9.69 or the assumptions relied upon in the estimate of potential payments and benefits below may not reflect the actual circumstances of the triggering event. Accordingly, there is no guarantee that a triggering event would produce the same or similar results as those estimated below.

43

Name	Termination Not in Connection with a Change in Control ($)	Termination in Connection with a Change in Control ($)
Daniel Solomita
Base salary	915,384	915,384
Cash incentive compensation	343,269	800,961
Equity incentive compensation(1)	-	-
Medical Benefits(2)	9,300	9,300
Other Benefits(3)	10,000	20,000
Total	1,277,953	1,745,645

Nelson Gentiletti
Base salary	817,709	817,709
Cash incentive compensation	19,827	19,827
Equity incentive compensation(4)	64,658	2,560,350
Total	902,194	3,397,886

Nelson Switzer
Base salary	250,000	250,000
Equity incentive compensation(4)	334,163	334,163
Total	584,163	584,163

_______

(1)

In June 2018, the Board approved the grant of an award of 4,000,000 RSUs to Mr. Solomita, effective and contingent upon approval by the Company’s stockholders at the Company’s 2019 Annual Meeting of an increase in the number of shares available for issuance under the Company’s 2017 Equity Incentive Plan. This RSU award is not included in the table above because the grant was not outstanding as of February 28, 2019. If the Company’s stockholders approve Proposal Three, the grant of this RSU award to Mr. Solomita will become effective, and the vesting acceleration provisions in the Solomita Amended and Restated Employment Agreement (described above in the section above entitled “Potential Payments upon Termination or Change in Control”) will apply to the RSU award.

(2)

The amounts listed represent the value of the medical benefits described above in the section above entitled “Potential Payments upon Termination or Change in Control” using the assumptions used for financial reporting purposes under generally accepted accounting principles.

(3)

The amounts listed represent the value of the reimbursement for expenses incurred in obtaining new employment described above in the section above entitled “Potential Payments upon Termination or Change in Control.”

(4)

The amounts listed represent the value of the vesting acceleration benefits described above in the section above entitled “Potential Payments upon Termination or Change in Control” as of February 28, 2019. For RSUs, the value of such vesting acceleration is computed by multiplying (i) the number of shares of our common stock subject to the RSUs that are being accelerated by (ii) the closing sales price per share of our common stock on February 28, 2019 ($9.69). For options, the value of such vesting acceleration is computed by multiplying (i) the number of shares of our common stock subject to the option that are being accelerated by (ii) the difference between the closing sales price per share of our common stock on February 28, 2019 ($9.69) and the option’s exercise price per share.

44

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written related party transactions policy. All transactions required to be reported pursuant to Item 404 of Regulation S-K are subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant Nasdaq rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K. The Company is also required by Nasdaq Rule 5250(b)(3) to disclose all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. The Company is not aware of any such agreements.

In evaluating transactions with related parties, our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders

We believe that, except as disclosed below, there have not been any transaction or series of transactions during fiscal 2019 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in this section and the sections titled ‘‘Executive Compensation, Management and Other Information,’’ or ‘‘Director Compensation’’ elsewhere in this proxy statement.

Mr. Daniel Solomita, our majority stockholder and Chief Executive Officer, or companies controlled by him, previously made advances to the Company. The advances were unsecured, non-interest bearing with no formal terms of repayment. As of February 28, 2017, we owed $278,472 to Daniel Solomita or companies controlled by him under advances made to the Company, and we owed Mr. Solomita $360,000 in accrued compensation, for an aggregate debt of $638,472. This was the largest aggregate amount of principal outstanding during fiscal year 2018. During the fiscal year ended February 28, 2018, we repaid to Mr. Solomita or companies controlled by him, as applicable, an aggregate amount of $638,472. We did not pay interest on any of these repayments. As of May 4, 2018, we do not owe any money to Mr. Solomita or entities controlled by him.

We believe that this loan from Mr. Solomita was on terms no less favorable to us than would have been available from unrelated third parties.

45

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 16, 2017, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending February 28, 2019. The selection and engagement of PwC as our independent registered public accounting firm was approved by the Board on August 16, 2017, effective as at August 16, 2017. On June 28, 2018, at the 2018 Annual Meeting of Shareholders, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was ratified by shareholders.

A representative of PwC may be present at the 2019 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions. The stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 29, 2020.

Audit Fees During Fiscal Years 2019 and 2018

The following table sets forth the approximate aggregate fees paid by us to our independent registered public accounting firms during the fiscal year ended February 28, 2019 and 2018.

	Fiscal 2019 ($)	Fiscal 2018 ($)
Audit Fees(1)	182,771	208,075
Audit-Related Fees(2)	52,793	-
Tax Fees(3)	26,716	862
All Other Fees(4)	1,800	-
Total Fees	264,080	208,937

___________

(1)

Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, and services that are normally provided by the accountant in connection with statutory audits and other SEC filings or engagements. Fees paid to PwC in Fiscal years 2019 and 2018 amounted to $173,271 and $144,480, respectively. Fees paid to Weinberg & Company ("Weinberg") our previous independent registered accounting firm in fiscal years 2019 and 2018 amounted to $9,500 and $63,595, respectively.

(2)

Audit-Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily related to accounting consultations and related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.” Fees paid to PwC in Fiscal years 2019 and 2018 amounted to $25,293 and nil, respectively. Fees paid to Weinberg in Fiscal years 2019 and 2018 amounted to $27,500 and nil, respectively.

(3)

Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions, tax advice and tax planning. Fees paid to PwC in Fiscal years 2019 and 2018 amounted to $26,716 and nil, respectively. Fees paid to Weinberg in fiscal years 2019 and 2018 amounted to nil and $862, respectively.

(4)	All Other Fees. This category represents the aggregate fees billed for any other products and services provided by the principal accountant.

46

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. On January 9, 2018, the Audit Committee approved the Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) effective for the fiscal year ended February 28, 2018. Of the fees paid in fiscal year 2019, 96% were approved by the Audit Committee using the pre-approval policies and procedures described herein. Of the fees paid in fiscal year 2018, 38% were approved by the Audit Committee using the pre-approval policies and procedures described herein.

Required Vote & Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 29, 2020. Abstentions and broker non-votes will not affect the outcome of the vote. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE ‘‘FOR’’ RATIFICATION OF APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

47

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of our accounting functions and internal controls. The Audit Committee is comprised of Ms. Murphy and Mr. Higgins and Mr. Stubina, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors, and who reviewed the Audit Committee Report for the fiscal year ended February 28, 2019. As of the date of this meeting and for fiscal year ended February 29, 2020, the Audit Committee will be comprised of Mr. Sellyn, Mr. Stubina and Mr. Horn. A copy of our Audit Committee Charter is available on our website at http://www.loopindustries.com/assets/docs/Audit_Committee_Charter.pdf. The Audit Committee met four times during fiscal 2019.

In connection with our audited financial statements for the fiscal year ended February 28, 2019, on May 2, 2019, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (‘‘PCAOB’’), and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2019 for filing with the SEC.

The Audit Committee:
Leslie Murphy, Chairman
Shaun Higgins
Jay Stubina

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock and Series A Preferred Stock as at May 2, 2019, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all of our directors and executive officers as a group.

The amounts and percentages of our Common Stock and Series A Preferred Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

Holders of our Common Stock and Series Preferred Stock vote together as a single class. The one share of Series A Preferred Stock issued to Mr. Solomita holds a majority of the total voting power so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, assuring that Mr. Solomita retains control even if his presently-held 53.3% of the issued and outstanding shares of our common stock is diluted to a level below a majority.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 34,875,032 shares of Common Stock outstanding and one share of Series A Preferred Stock outstanding as of May 2, 2019.

Name and Address of Beneficial Owner	Shares of Common Stock (1)	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Preferred Stock	Combined Voting Shares	Combined Voting Power
Daniel Solomita(2)	19,600,000	54.63%	1	100%	65,767,917	80.16%
Nelson Gentiletti	-	*	-	-	-	*
Nelson Switzer	7,043	*	-	-	7,043	*
Jay Stubina(3)	97,902	*	-	-	97,902	*
Laurence Sellyn(4)	20,037	*	-	-	20,037	*
Leslie Murphy(5)	22,116	*	-	-	22,116	*
Shaun Higgins(6)	19,550	*	-	-	19,550	*
Sidney Horn(7)	10,205	*	-	-	10,205	*
Antonella Penta	-	*	-	-	-	*
Frank Zitella	-	*	-	-	-	*
All Directors and Executive Officers as a Group (10 persons)	19,776,853	55.14%	1	100%	65,944,770	80.38%
_______

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)

These units represent shares of common stock owned by the beneficial owner as well as any equity grant that vests within 60 days of the record date May 2, 2019, including any equity grants granted during the 2019 Annual Meeting.

(2)

For so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, the share of Series A Preferred Stock shall have a majority of the voting power which is equal to 46,167,917 voting shares as at May 2, 2019.

(3)

Comprised of 75,000 shares of our common stock held 6337708 Canada Inc., a corporation duly formed and existing under the laws of Canada and controlled by Jay Stubina, and 22,902 restricted stock units granted to Jay Stubina in his functions as Director, 9,560 of which vested in May 2018 and the balance will vest on June 28, 2019.

(4)	These units represent restricted stock units granted to the Director of which 1,695 vested in May 2018 and the balance will vest on June 28, 2019.
(5)	These units represent restricted stock units granted to the Director of which 8,774 vested in May 2018 and the balance will vest on June 28, 2019.
(6)	These units represent restricted stock units granted to the Director of which 6,208 vested in May 2018 and the balance will vest on June 28, 2019.
(7)	These units represent restricted stock units granted to the Directors which fully vest on the Annual Shareholders’ Meeting date or according to a vesting schedule.

49

PROPOSAL THREE

APPROVAL OF AMENDMENT OF THE 2017 EQUITY INCENTIVE PLAN

The Board believes that our future success depends on our ability to attract and retain talented employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company. The Board believes that equity awards motivate high levels of performance, more closely align the interests of employees and stockholders by giving employees an opportunity to hold an ownership stake in the Company and provide an effective means of recognizing employee contributions to the success of the Company. At the 2019 Annual Meeting, we are requesting that stockholders approve an increase to the number of shares of our common stock (“Shares”) authorized for issuance under the 2017 Plan by 500,000 Shares.

The 2017 Plan has not been amended in any material way, other than as indicated above, since our stockholders last approved the 2017 Plan at our 2017 annual meeting of our stockholders. Upon recommendation of the Compensation Committee, the Board approved this amendment to the 2017 Plan on May 10, 2019, subject to the approval of our stockholders at the Annual Meeting.

As of May 2, 2019, there were 4,958,788 Shares available for issuance pursuant to awards that may be granted under the 2017 Plan. If the proposed amendment to the 2017 Plan is not approved by our stockholders, the 2017 Plan will remain in effect without the amendment and awards will continue to be made under 2017 Plan to the extent Shares remain available. However, we may not be able to continue our equity incentive program in the future. This could preclude us from successfully attracting and retaining highly skilled employees. The Board and the Compensation Committee believe that the additional Shares under the increased Share reserve will enable us to continue to use the 2017 Plan to achieve our recruiting, retention and incentive goals and will be essential to our future success.

If our stockholders approve this amendment to the 2017 Plan, we currently anticipate that the Shares will be sufficient to meet our expected needs through the date of our 2020 Annual Meeting of Stockholders. In determining the number of Shares to be reserved for issuance under the 2017 Plan, the Compensation Committee and the Board considered the following:

•	Historical Grant Practices. The Compensation Committee and the Board considered the historical amounts of equity awards that we granted since the 2017 Plan was approved. In fiscal 2018 and 2019, we granted equity awards covering 1,264,102, and 1,000,319 Shares, respectively, or a total of approximately 2,264,421 Shares over this period.

•	Forecasted Grants. In determining the projected Share utilization, the Compensation Committee and the Board considered a forecast that included the following factors: (i) the Shares that would be available for grant under the 2017 Plan, if our stockholders approve this amendment to the 2017 Plan, which was 5,458,788 Shares (consisting of 4,958,788 Shares available for issuance under the 2017 Plan as of May 2, 2019 plus the 500,000 additional Shares pursuant to this amendment to the 2017 Plan); (ii) the grant of an award of 4,000,000 RSUs to Mr. Solomita, for which the vesting acceleration provisions in the Solomita Amended and Restated Employment Agreement (described above in the section above entitled “Potential Payments upon Termination or Change in Control”) apply, which was approved by the Board on June 2018 and which will become effective contingent upon the approval of this Proposal Number Three; and (iii) forecasted future grants, which are “value-based,” meaning that Share amounts granted will be determined based on a dollar value of the award to be granted to the participant and stock price of the Company. Due to our value‑based grant program, any significant changes in our stock price as compared to the stock price we assumed for forecasting purposes could cause our actual Share usage to deviate significantly from our anticipated Share usage. The Compensation Committee and the Board also took into account future headcount growth on projected Share utilization.

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Outstanding Awards

The following table sets forth information regarding all outstanding stock options, unvested time-based RSUs, and unvested performance-based RSUs under all of our 2017 Plan as of May 2, 2019. The last sales price of our common stock as reported on the Nasdaq Stock Market on May 2, 2019, was $6.63 per Share.

Outstanding Options	Weighted Average Exercise Price	Weighted Averag Remaining Contractual Term (in years)	Unvested Time-Based RSUs and Performance-Based RSUs Outstanding	Number of Shares Available for Grant under 2017 Plan
739,902	11.87	8.61	428,013	4,958,788

Our executive officers and directors have an interest in the approval of the 2017 Plan by our stockholders because they would be eligible to receive awards under the 2017 Plan.

Description of the 2017 Plan

The following paragraphs provide a summary of the principal features of the 2017 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2017 Plan and is qualified in its entirety by the specific language of the 2017 Plan. A copy of the 2017 Plan is provided as Appendix A to this Proxy Statement.

Purposes. The purposes of the 2017 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance units, and performance shares as the administrator of the 2017 Plan may determine.

Eligibility. Our 2017 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of May 2, 2019, we had five non-employee directors and approximately 34 employees (including our employee directors) and no consultants.

Authorized Shares. Subject to the adjustment provisions contained in the 2017 Plan and the evergreen provision described below, the maximum number of Shares that may be issued pursuant to awards under the 2017 Plan is 3,000,000 Shares. The 2017 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of Shares available for issuance under the 2017 Plan on the first day of each fiscal year, starting with the fiscal year ending February 28, 2019, equal to the least of:

•	1,500,000 Shares;

•	5% of the outstanding Shares as of the last day of our immediately preceding fiscal year; or

•	such lesser amount determined by the administrator.

Our stockholders are being asked to approve an increase of 1,000,000 Shares in the maximum number of Shares that may be issued pursuant to awards under the 2017 Plan. Thus, if our stockholders approve this increase, the maximum number of Shares that may be issued pursuant to awards under the 2017 Plan will be increased to 6,500,000 Shares (which consist of (i) the 3,000,000 Shares initially reserved for issuance under the 2017 Plan, (ii) the 1,500,000 Shares that were added to the 2017 Plan on March 1, 2018, under the evergreen provision, (iii) the 1,500,000 Shares that were added to the 2017 Plan on March 1, 2019, under the evergreen provision) and (iv) the 500,000 Shares added to the 2017 Plan pursuant to this amendment), subject to the adjustment provisions contained in the 2017 Plan and any future additions to the 2017 Plan under the evergreen provision.

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Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased Shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased Shares) that were subject to such awards will become available for future grant or sale under the 2017 Plan (unless it has terminated). With respect to stock appreciation rights, only Shares actually issued will cease to be available. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance.

Administration. Our board of directors or a committee appointed by our board of directors administers our 2017 Plan. Different committees may administer our 2017 Plan with respect to different groups of service providers. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. In the case of awards that historically were intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the 2017 Plan provided for administration with respect to those awards by a committee consisting of two or more “outside directors” within the meaning of Section 162(m). However, this provision relating to Section 162(m) no longer applies to the 2017 Plan, as amended, due to recent changes to certain tax laws that have eliminated the “performance-based compensation” exemption under Section 162(m).

Subject to the provisions of our 2017 Plan, the administrator generally has the power to make all determinations deemed necessary or advisable for administering the 2017 Plan. The administrator has the power to determine the terms of awards, including the exercise price (if any), the number of Shares subject to each such award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator also has the authority to amend awards (except that the exercisability of any stock option or stock appreciation right may not be extended beyond its original maximum term) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, (iii) and/or the exercise price of an outstanding award is reduced or increased. In addition, the administrator may provide for dividends or dividend equivalents to accrue on unvested awards, but no dividends or dividend equivalents will be paid until the vesting of such awards. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards and will be given the maximum deference permitted by applicable laws.

Stock Options. Options may be granted under our 2017 Plan. Subject to the provisions of our 2017 Plan, the administrator determines the terms and conditions of options, including when such options vest and become exercisable (and the administrator has the discretion to accelerate the time at which such options will vest or become exercisable). The per Share exercise price of any option generally must be at least 100% of the fair market value of a Share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of our company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per Share exercise price of such incentive stock option must be at least 110% of the fair market value of a Share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. Generally, the fair market value of a Share is the closing sales price of a Share on the relevant date as quoted on the Nasdaq Stock Market. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 3 months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

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Stock Appreciation Rights. Stock appreciation rights may be granted under our 2017 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2017 Plan, the administrator determines the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator has the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, Shares, or a combination of both. The per Share exercise price of a stock appreciation right must be at least 100% of the fair market value a Share on the date of grant, and the term of a stock appreciation right may not be more than 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock. Restricted stock may be granted under our 2017 Plan. Restricted stock awards are grants of Shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of Shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us), and the administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under our 2017 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator determines the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed.

Performance Units and Shares. Performance units and performance shares may be granted under our 2017 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or before to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares, or in some combination of both.

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2017 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Non-Employee Director Award Limits. Our 2017 Plan provides that any non-employee director, in any fiscal year, may not be granted equity awards under our 2017 Plan with an aggregate grant date fair value of more than $500,000, increased to $1,000,000 in connection with his or her initial service. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any equity awards granted under our 2017 Plan to an outside director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non‑employee directors.

Certain Adjustments. If there are certain changes in our capitalization, the administrator will adjust the number and class of shares that may be delivered under the 2017 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2017 Plan.

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Dissolution or Liquidation. If there is a proposed liquidation or dissolution of our company, the administrator will notify participants as soon as practicable before the effective date of such event and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control. Our 2017 Plan provides that if there is a merger of the company with or into another company or a “change in control” (as defined under the 2017 Plan) of our company, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent. The administrator is not required to treat all awards similarly.

If the successor corporation does not assume or substitute an equivalent award for any outstanding award (or portion thereof), the participant will fully vest in all and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant. In addition, if an options or stock appreciation right is not assumed or substituted in the event of such a transaction, the administrator will notify participants that the option or stock appreciation right will be exercisable for a specified period before the transaction. The award will then terminate upon the expiration of the specified period of time.

With respect to awards held by a non-employee director, in the event of a change in control, the non‑employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met in the event, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.

Forfeiture and Clawback. All awards granted under our 2017 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events.

Plan Amendments and Termination. Our 2017 Plan will automatically terminate in 2027, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend, or terminate the 2017 Plan, but such action will not impair the rights of any participant without his or her written consent.

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New Plan Benefits

The following table sets forth the aggregate number of RSUs that will be received by each of the following individuals or groups upon the Company’s stockholders approving this Proposal Three: our NEOs; our NEOs, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Identity of Group and Principal Position	Number of RSUs (#)(1)	Dollar Value of Award(s) ($)(2)
Daniel Solomita President and Chief Executive Officer	4,000,000	26,520,000
Nelson Gentiletti Chief Operating and Chief Financial Officer	-	-
Nelson Switzer Chief Growth Officer	-	-
Frank Zitella Former Chief Financial Officer and Treasurer	-	-
Antonella Penta Former Vice President, General Counsel and Secretary	-	-
All current executive officers as a group	4,000,000	26,520,000
All current directors who are not executive officers as a group	-	-
All employees (excluding executive officers as a group)	-	-

_______

(1)	In June 2018, the Board approved the grant of an award of 4,000,000 RSUs to Mr. Solomita, effective and contingent upon approval by the Company’s stockholders at the Company’s 2019 annual meeting of an increase in the number of shares available for issuance under the Company’s 2017 Equity Incentive Plan. If the Company’s stockholders approve this Proposal Three, the grant of this RSU award to Mr. Solomita will become effective.
(2)	This amount represents the product obtained by multiplying the corresponding number in the “Number of RSUs” column by $6.63, which was the last sales price per share of our common stock as reported on the Nasdaq Stock Market on May 2, 2019.

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Other than the RSU award to Mr. Solomita described in the table above, the number of awards, and Shares subject thereunder, that an employee, director, or consultant may receive under the 2017 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth the aggregate number of time-based RSUs and performance-based RSUs (at target) granted under the 2017 Plan during fiscal 2019 to each of our NEOs; our NEOs, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Identity of Group and Principal Position	Number of Time-Based RSUs and Performance-Based RSUs Granted (#)	Dollar Value of Award(s) ($)(1)
Daniel Solomita President and Chief Executive Officer	-	-
Nelson Gentiletti Chief Operating and Chief Financial Officer	262,902	2,045,212
Nelson Switzer Chief Growth Officer	34,938	375,437
Frank Zitella Former Chief Financial Officer and Treasurer	-	-
Antonella Penta Former Vice President, General Counsel and Secretary	-	-
All current executive officers as a group	297,840	2,420,649
All current directors who are not executive officers as a group	88,573	967,607
All employees (excluding executive officers as a group)	-	-

______

(1)	For time-based RSUs, represents the aggregate grant date fair value of each equity award computed in accordance with ASC 718. For performance-based RSUs, represents the aggregate grant date fair value of each equity award at the target payout level computed in accordance with ASC 718. See Notes 2 and 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC on May 8, 2019, for a discussion of all assumptions made by us in determining the ASC 718 values of equity awards.

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U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2017 Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options. A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise of the option after both the two-year anniversary of the grant date and the one-year anniversary of the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares on or before the two- or one-year anniversaries described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the Shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of Shares acquired through the exercise of a nonstatutory stock option, any subsequent gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the Shares were held by the participant.

Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any Shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of Shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the Shares were held by the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, RSUs, performance shares, or performance units is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the Shares) on the date the award is granted.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2017 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of Shares issued pursuant to awards granted under the 2017 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

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Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our CEO and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000. However, under Section 162(m) as it was in effect prior to fiscal year 2019, we could preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) were met. These conditions included (among others) stockholder approval of the 2017 Plan and its material terms, setting certain limits on the number of Shares subject to awards and, for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually was vested or paid. As a result of the Tax Cuts and Jobs Act of 2017, for taxable years beginning on or after January 1, 2018, and except for certain grandfathered arrangements, under Section 162(m), any compensation over $1,000,000 paid to the covered employees is not deductible to the Company.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE 2017 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY TO WHICH THE SERVICE PROVIDER MAY BE SUBJECT.

Summary

The Board believes that it is in the best interests of our company and our stockholders to continue to provide employees, consultants and directors with the opportunity to acquire an ownership interest in the Company through the grant of equity awards under the 2017 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.

Required Vote & Recommendation of the Board

Approval of Proposal Three requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions will have the same effect as an “AGAINST” vote. Broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO

THE 2017 PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED THEREUNDER BY 500,000 SHARES.

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PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a ‘‘say-on-pay’’ vote. As a result of the vote of our shareholders to Proposal Four at this Annual Meeting, we will be required to provide our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers every one year, two years or three years. We will then hold the next such vote at the 2020 Annual Meeting, the 2021 Annual Meeting, or the 2022 Annual Meeting, respectively.

The principal objectives of our executive compensation program are:

•	To attract and retain executive officers with the skills, experience and motivation to enable us to achieve our stated objectives;

•

To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	To align total compensation with the performance commitments we seek for our shareholders, including, long-term growth in revenue and EPS;

•	To allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;

•	To be affordable and appropriate in light of our size, strategy and anticipated performance; and

•

To be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation programs, individually and in the aggregate.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and the other related tables and disclosure).

The say-on-pay vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Required Vote & Recommendation of the Board

If a quorum is present, in order to approve the advisory vote on executive compensation, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE ADVISORY RESOLUTION RELATING

TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY WITH WHICH AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, requires us to include in our proxy statement the say-on-pay vote described in the previous proposal not less frequently than once every three years. Section 14A also requires us to provide shareholders, at least every six years, with the opportunity to vote on whether the say-on-pay vote should be held every year, every two years or every three years. In Annual Meeting 2018, our shareholders voted that a say-on-pay vote should be held every year.

After careful consideration of this proposal and feedback from our shareholders, the Board has determined that we should hold a say-on-pay vote every year. In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: every year, every two years, every three years or abstaining from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a frequency of EVERY YEAR when voting on this proposal at the Annual Meeting.

Prior to voting on this proposal, we urge you to review the discussion on executive compensation contained in this Proxy Statement, the Compensation Discussion and Analysis section on pages 20 to 35 and the Executive Compensation section on pages 20 to 44.

This vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes.

Required Vote & Recommendation of the Board

The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE FOR HOLDING AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION ‘‘EVERY YEAR’’.

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OTHER MATTERS

As of the date of this proxy, management knows of no business or nominations that will be presented for consideration at the 2019 Annual Meeting other than as stated in the Notice of Meeting. If any other business is properly brought before the 2019 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the discretion of the persons voting such proxies.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act and the rules of the SEC thereunder require our executive officers, directors and certain stockholders who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all required reports were filed on time with the SEC for fiscal year 2019, with the exception of the following: a Form 4 filed by Laurence Sellyn, related to a grant of RSUs was filed late on April 13, 2018, a Form 4 filed by Leslie Murphy, related to the conversion of RSUs into common stock was filed late on July 13, 2018, a Form 4 filed by Shaun Higgins, related to the conversion of RSUs into common stock was filed late on July 13, 2018, a Form 4 filed by Jay Stubina, related to the conversion of RSUs into common stock was filed late on July 13, 2018, and a Form 4 filed by Laurence Sellyn, related to the conversion of RSUs into common stock was filed late on July 13, 2018.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of ‘‘householding’’ proxy statements and their accompanying documents. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4 or upon telephonic request to (405) 951-8555, Attn: Chief Financial Officer. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.

ANNUAL REPORT ON FORM 10-K

We filed our Annual Report on Form 10-K for the fiscal year ended February 28, 2019 with the SEC on May 8, 2019. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K, excluding exhibits. Please send a written request to Investor Relations, Loop Industries, Inc., 480 Fernand-Poitras Terrebonne, Quebec, Canada J6Y 1Y4 or access the report from the ‘‘Investors’’ section of our website at http://www.loopindustries.com/en/investors/home. The Annual Report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

NON-SOLICITATION MATERIALS

The information contained in this Proxy Statement under the caption ‘‘Audit Committee Report’’ shall not be deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

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LOOP INDUSTRIES, INC.

THIRD AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

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(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2 (f) , persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

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Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Loop Industries, a Nevada corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system (other than an over-the counter market, which will not be considered an established stock exchange of national market system for the purposes of this definition), including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Outside Director” means a Director who is not an Employee.

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(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(y) “Participant” means the holder of an outstanding Award.

(z) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10 .

(aa) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 .

(bb) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(cc) “Plan” means this Third Amended and Restated 2017 Equity Incentive Plan.

(dd) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ee) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 . Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(kk) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ll) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

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3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan and the automatic increase set forth in Section 3 (b) , the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 6,500,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. Subject to the provisions of Section 15 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the Company’s Fiscal Year ending February 28, 2021, in an amount equal to the least of (i) 1,500,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Administrator.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15 , the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) , plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3 (b) and 3 (c) .

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

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4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

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(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no case will an Option or Stock Appreciation Right be extended beyond its original maximum term;

(x) to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15(d) ;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;

(xiii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing provisions of this Section 6 (e) , Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

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(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

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(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

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(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

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(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

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(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $1,000,000 in connection with his or her initial service. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11 .

12. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards.

Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

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15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits of Sections 3 and 11 .

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15 (c) , the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

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In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 15 (c) and subsection 15 (d) , an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15 (c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15 (c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

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16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligation is due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

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19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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24. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary, Parent, or Affiliate of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

Adopted by the Board:

Adopted by the Stockholders:

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